                                                                   EXHIBIT 10.40

                                 EXECUTION COPY

================================================================================

                                     Published CUSIP Number:[__________________]

                       SENIOR SUBORDINATED LOAN AGREEMENT

                         Dated as of November 10, 2004,

                                     among
                   VALOR TELECOMMUNICATIONS ENTERPRISES, LLC,
                  VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
                                      and
               CERTAIN OF THEIR RESPECTIVE DOMESTIC SUBSIDIARIES,
                                 as Borrowers,

                         VALOR TELECOMMUNICATIONS, LLC,
                    VALOR TELECOMMUNICATIONS SOUTHWEST, LLC,
                   VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC
                                      and
  CERTAIN OF THEIR RESPECTIVE DOMESTIC SUBSIDIARIES, INCLUDING SUCH BORROWERS,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
                  as Senior Subordinated Administrative Agent,

                               JPMORGAN CHASE BANK
                                      and
                              WACHOVIA BANK, N.A.,
                   as Senior Subordinated Syndication Agents,

                            CIBC WORLD MARKETS CORP.
                                      and
              MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                  as Senior Subordinated Documentation Agents,

                                      and
                            THE LENDERS PARTY HERETO

                      ===================================

                         BANC OF AMERICA SECURITIES LLC
                                      and
                          WACHOVIA CAPITAL MARKETS LLC
                                       as
             Sole and Exclusive Senior Subordinated Lead Arrangers
                   and Sole Senior Subordinated Book Managers

                      ===================================

================================================================================

                               TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...................................................           2
     SECTION 1.01    DEFINED TERMS...........................................................           2
     SECTION 1.02    OTHER INTERPRETIVE PROVISIONS...........................................          29
     SECTION 1.03    ACCOUNTING TERMS........................................................          29
     SECTION 1.04    ROUNDING................................................................          30
     SECTION 1.05    TIMES OF DAY............................................................          30

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS.................................................          30
     SECTION 2.01    THE SENIOR SUBORDINATED LOANS...........................................          30
     SECTION 2.02    BORROWING...............................................................          30
     SECTION 2.03    PREPAYMENTS.............................................................          31
     SECTION 2.04    TERMINATION OR REDUCTION OF COMMITMENTS.................................          32
     SECTION 2.05    REPAYMENT OF SENIOR SUBORDINATED LOANS..................................          32
     SECTION 2.06    INTEREST................................................................          32
     SECTION 2.07    FEES....................................................................          33
     SECTION 2.08    COMPUTATION OF INTEREST AND FEES........................................          33
     SECTION 2.09    EVIDENCE OF DEBT........................................................          33
     SECTION 2.10    PAYMENTS GENERALLY......................................................          34
     SECTION 2.11    SHARING OF PAYMENTS BY SENIOR SUBORDINATED LENDERS......................          35

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...........................................          35
     SECTION 3.01    TAXES...................................................................          35
     SECTION 3.02    INCREASED COSTS.........................................................          38
     SECTION 3.03    MITIGATION OBLIGATIONS; REPLACEMENT OF SENIOR SUBORDINATED LENDERS......          39
     SECTION 3.04    MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.....................          39
     SECTION 3.05    SURVIVAL................................................................          39

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.........................................          39
     SECTION 4.01    CONDITIONS OF THE BORROWING.............................................          39

ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................................          43
     SECTION 5.01    EXISTENCE, QUALIFICATION AND POWER......................................          43
     SECTION 5.02    AUTHORIZATION; NO CONTRAVENTION.........................................          43

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      PAGE
     SECTION 5.03    GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS..............................          43
     SECTION 5.04    BINDING EFFECT..........................................................          43
     SECTION 5.05    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT........................          44
     SECTION 5.06    LITIGATION..............................................................          44
     SECTION 5.07    NO DEFAULT..............................................................          45
     SECTION 5.08    SUBSIDIARIES AND EQUITY INVESTMENTS.....................................          45
     SECTION 5.09    OWNERSHIP...............................................................          45
     SECTION 5.10    OWNERSHIP OF PERSONAL PROPERTY; LIENS...................................          45
     SECTION 5.11    REAL ESTATE, LEASES.....................................................          46
     SECTION 5.12    ENVIRONMENTAL MATTERS...................................................          46
     SECTION 5.13    TRANSACTIONS WITH AFFILIATES............................................          47
     SECTION 5.14    TAXES...................................................................          47
     SECTION 5.15    ERISA COMPLIANCE........................................................          47
     SECTION 5.16    PURPOSE OF SENIOR SUBORDINATED LOANS....................................          48
     SECTION 5.17    MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                     COMPANY ACT.............................................................          48
     SECTION 5.18    DISCLOSURE..............................................................          48
     SECTION 5.19    COMPLIANCE WITH LAWS....................................................          48
     SECTION 5.20    LABOR MATTERS...........................................................          48
     SECTION 5.21    SOLVENCY................................................................          49
     SECTION 5.22    NATURE OF BUSINESS......................................................          49
     SECTION 5.23    INDEPENDENT CREDIT ANALYSIS.............................................          49

ARTICLE VI AFFIRMATIVE COVENANTS.............................................................          50
     SECTION 6.01    FINANCIAL STATEMENTS....................................................          50
     SECTION 6.02    CERTIFICATES; OTHER INFORMATION.........................................          51
     SECTION 6.03    NOTICES.................................................................          53
     SECTION 6.04    PAYMENT OF OBLIGATIONS..................................................          53
     SECTION 6.05    PRESERVATION OF EXISTENCE, ETC..........................................          53
     SECTION 6.06    MAINTENANCE OF PROPERTIES...............................................          54
     SECTION 6.07    COMPLIANCE WITH LAWS, CONTRACTUAL OBLIGATIONS...........................          54

                                      -II-

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      PAGE
     SECTION 6.08    BOOKS AND RECORDS.......................................................          54
     SECTION 6.09    INSPECTION RIGHTS.......................................................          54
     SECTION 6.10    FURTHER ASSURANCES WITH RESPECT TO ADDITIONAL SUBSIDIARIES..............          54
     SECTION 6.11    USE OF PROCEEDS.........................................................          55
     SECTION 6.12    ENVIRONMENTAL...........................................................          55

ARTICLE VII NEGATIVE COVENANTS...............................................................          55
     SECTION 7.01    LIENS...................................................................          55
     SECTION 7.02    INVESTMENTS.............................................................          57
     SECTION 7.03    INDEBTEDNESS............................................................          58
     SECTION 7.04    FUNDAMENTAL CHANGES AND ACQUISITIONS....................................          59
     SECTION 7.05    DISPOSITIONS............................................................          60
     SECTION 7.06    RESTRICTED PAYMENTS.....................................................          60
     SECTION 7.07    AMENDMENT, ETC. OF MATERIAL DOCUMENTS AND PAYMENTS IN RESPECT OF
                     INDEBTEDNESS............................................................          62
     SECTION 7.08    CHANGE IN NATURE OF BUSINESS............................................          63
     SECTION 7.09    TRANSACTIONS WITH AFFILIATES............................................          63
     SECTION 7.10    LIMITATIONS ON RESTRICTED ACTIONS.......................................          63
     SECTION 7.11    SALE-LEASEBACKS; OFF-BALANCE SHEET OBLIGATION...........................          63
     SECTION 7.12    USE OF PROCEEDS.........................................................          63
     SECTION 7.13    OWNERSHIP OF SUBSIDIARIES AND OTHER RESTRICTIONS........................          63
     SECTION 7.14    UNRESTRICTED SUBSIDIARIES...............................................          64
     SECTION 7.15    FISCAL YEAR.............................................................          65
     SECTION 7.16    PARTNERSHIPS, ETC.......................................................          65
     SECTION 7.17    SALES OF RECEIVABLES....................................................          65

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES..................................................          65
     SECTION 8.01    EVENTS OF DEFAULT.......................................................          65
     SECTION 8.02    REMEDIES UPON EVENT OF DEFAULT..........................................          67
     SECTION 8.03    APPLICATION OF FUNDS....................................................          68

ARTICLE IX GUARANTY   68
     SECTION 9.01    GUARANTY; LIMITATION OF LIABILITY.......................................          68

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      PAGE
     SECTION 9.02    GUARANTY ABSOLUTE.......................................................          69
     SECTION 9.03    WAIVERS AND ACKNOWLEDGMENTS.............................................          71
     SECTION 9.04    SUBORDINATION...........................................................          71
     SECTION 9.05    CONTINUING GUARANTY.....................................................          73

ARTICLE X TERMS OF SUBORDINATION.............................................................          73

     SECTION 10.01   AGREEMENT TO SUBORDINATE................................................          73
     SECTION 10.02   LIQUIDATION; DISSOLUTION; BANKRUPTCY....................................          73
     SECTION 10.03   DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS...............................          73
     SECTION 10.04   ACCELERATION OF SENIOR SUBORDINATED LOANS...............................          75
     SECTION 10.05   WHEN DISTRIBUTION MUST BE PAID OVER.....................................          75
     SECTION 10.06   NOTICE BY THE LOAN PARTY REPRESENTATIVE.................................          75
     SECTION 10.07   SUBROGATION.............................................................          75
     SECTION 10.08   RELATIVE RIGHTS.........................................................          75
     SECTION 10.09   SUBORDINATION MAY NOT BE IMPAIRED BY THE LOAN PARTIES...................          76
     SECTION 10.10   DISTRIBUTION OR NOTICE TO REPRESENTATIVE................................          76
     SECTION 10.11   RIGHTS OF SENIOR SUBORDINATED ADMINISTRATIVE AGENT......................          76
     SECTION 10.12   AUTHORIZATION TO EFFECT SUBORDINATION...................................          76
     SECTION 10.13   RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS..............................          77

ARTICLE XI ADMINISTRATIVE AGENT..............................................................          77
     SECTION 11.01   APPOINTMENT AND AUTHORIZATION OF SENIOR SUBORDINATED ADMINISTRATIVE
                     AGENT...................................................................          77
     SECTION 11.02   RIGHTS AS A SENIOR SUBORDINATED LENDER..................................          77
     SECTION 11.03   EXCULPATORY PROVISIONS..................................................          77
     SECTION 11.04   RELIANCE BY SENIOR SUBORDINATED ADMINISTRATIVE AGENT....................          78
     SECTION 11.05   DELEGATION OF DUTIES....................................................          79
     SECTION 11.06   RESIGNATION OF SENIOR SUBORDINATED ADMINISTRATIVE AGENT.................          79
     SECTION 11.07   NON-RELIANCE ON SENIOR SUBORDINATED ADMINISTRATIVE AGENT AND OTHER
                     SENIOR SUBORDINATED LENDERS.............................................          79
     SECTION 11.08   NO OTHER DUTIES, ETC....................................................          80

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      PAGE
     SECTION 11.09   SENIOR SUBORDINATED ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.......          80
     SECTION 11.10   GUARANTY MATTERS........................................................          80

ARTICLE XII MISCELLANEOUS....................................................................          81
     SECTION 12.01   AMENDMENTS, ETC.........................................................          81
     SECTION 12.02   NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION........................          82
     SECTION 12.03   NO WAIVER; CUMULATIVE REMEDIES..........................................          83
     SECTION 12.04   EXPENSES; INDEMNITY; DAMAGE WAIVER......................................          83
     SECTION 12.05   PAYMENTS SET ASIDE......................................................          85
     SECTION 12.06   SUCCESSORS AND ASSIGNS..................................................          86
     SECTION 12.07   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.......................          89
     SECTION 12.08   RIGHT OF SETOFF.........................................................          90
     SECTION 12.09   INTEREST RATE LIMITATION................................................          90
     SECTION 12.10   COUNTERPARTS; INTEGRATION; EFFECTIVENESS................................          90
     SECTION 12.11   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................          90
     SECTION 12.12   SEVERABILITY............................................................          91
     SECTION 12.13   REPLACEMENT OF SENIOR SUBORDINATED LENDERS..............................          91
     SECTION 12.14   GOVERNING LAW; JURISDICTION; ETC........................................          92
     SECTION 12.15   WAIVER OF JURY TRIAL....................................................          92
     SECTION 12.16   ENTIRE AGREEMENT........................................................          93
     SECTION 12.17   USA PATRIOT ACT NOTICE..................................................          93
     SECTION 12.18   BORROWERS' REPRESENTATIVE...............................................          93

SCHEDULES

      1.01  Consolidated EBITDA; Consolidated Interest Charges
      2.01  Commitments and Applicable Percentages
      5.03  Approvals and Consents
      5.06  Litigation
      5.08  Subsidiaries and Other Equity Investments
      5.09  Ownership of Holdings
      5.12  Environmental Matters
      5.13  Transactions with Affiliates
      5.20  Labor Matters
      7.01  Existing Liens
     11.02 Senior Subordinated Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

     FORM OF
     A     Loan Notice
     B     Note for Senior Subordinated Loans
     C     Assignment and Assumption
     D     Senior Subordinated Joinder Agreement
     E     Opinion Matters

                       SENIOR SUBORDINATED LOAN AGREEMENT

      This SENIOR SUBORDINATED LOAN AGREEMENT is entered into as of November 10, 2004 (this "Agreement"), among (a) VALOR TELECOMMUNICATIONS ENTERPRISES, LLC, a Delaware limited liability company ("Enterprises"), VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC, a Delaware limited liability company ("Enterprises II"), each Domestic Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement) of Enterprises or Enterprises II identified on the signature pages of this Agreement as a "Borrower" (all such Subsidiaries, together with Enterprises, and Enterprises II, hereinafter collectively referred to as the "Borrowers", and each individually as a "Borrower"), (b) VALOR TELECOMMUNICATIONS, LLC, a Delaware limited liability company ("Holdings"), VALOR TELECOMMUNICATIONS SOUTHWEST, LLC, a Delaware limited liability company ("Southwest"), VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC, a Delaware limited liability company ("Southwest II"), each other Domestic Subsidiary of Holdings identified on the signature pages of this Agreement as a "Guarantor", including each Borrower, and each other wholly owned Domestic Subsidiary of Enterprises or Enterprises II that hereafter becomes a party to this Agreement pursuant to Section 6.10 (all such Subsidiaries including each Borrower, together with Holdings, Southwest and Southwest II, hereinafter collectively referred to as the "Guarantors", and each individually as a "Guarantor"), (c) each lender from time to time party hereto (collectively, the " Senior Subordinated Lenders" and individually, a "Senior Subordinated Lender"), (d) BANK OF AMERICA, N.A., as Senior Subordinated Administrative Agent, (e) JPMORGAN CHASE BANK and WACHOVIA BANK, N.A., as Senior Subordinated Syndication Agents, (f) CIBC WORLD MARKETS CORP. and MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Senior Subordinated Documentation Agents, and (g) BANC OF AMERICA SECURITIES LLC and WACHOVIA CAPITAL MARKETS LLC, as Sole and Exclusive Senior Subordinated Lead Arrangers and as Sole Senior Subordinated Book Managers.

                                    RECITALS

      WHEREAS, the Borrowers and the Guarantors are entering into, concurrently with the execution and delivery of this Agreement, (a) that certain Senior Credit Agreement dated as of the date hereof (as such agreement may be amended, restated, supplemented, modified, extended, renewed, refunded, replaced or refinanced from time to time, the "Senior Credit Agreement") with Bank of America, N.A., as administrative agent, and the other banks, financial institutions and other agents party thereto, and (b) that certain Second Lien Loan Agreement dated as of the date hereof (as such agreement may be amended, restated, supplemented, modified, extended, renewed, refunded, replaced or refinanced from time to time, the "Second Lien Loan Agreement") with Bank of America, N.A., as administrative agent, and the other banks, financial institutions and other agents party thereto, the proceeds of which, together with the Senior Subordinated Loans (as hereinafter defined), will be used to finance the Transaction (as hereinafter defined); and

            WHEREAS, each Borrower is engaged in a business which is related to the business of each other Borrower; and each Guarantor will derive substantial direct and indirect benefit from the making of the Senior Subordinated Loans by the Senior Subordinated Lenders to or for the benefit of the Borrowers hereunder, and each Guarantor is willing to guaranty the Senior Subordinated Obligations of each Borrower under this Agreement as hereinafter provided in order to obtain such benefits;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" by any Person, means the purchase or acquisition in a single transaction or a series of transactions by such Person individually or, together with its Affiliates, of (a) any Equity Interests of another Person which are sufficient to permit such Person and its Affiliates to Control such other Person or (b) all or any substantial portion of the Property (including, without limitation, all or a substantial portion of the Property comprising a division, unit or line of business) of another Person, whether involving a merger or consolidation with such other Person. "Acquire" has a meaning correlative thereto.

      "Acquisition Agreement" means for any Acquisition the stock purchase agreement, asset purchase agreement, merger agreement or other definitive agreement for such Acquisition.

      "Acquisition Documents" means, for any Acquisition, the Acquisition Agreement, including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to such Acquisition.

      "Additional Intermediate Holding Company" has the meaning provided in the definition of the term "Permitted Restructuring Transaction".

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Senior Subordinated Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

      "Agreement" means this Senior Subordinated Loan Agreement.

      "Applicable Borrower" means, with respect to the Borrowing, each Borrower that borrowed or was deemed to have borrowed a portion of the Senior Subordinated Loans, as designated by the Loan Party Representative in the Loan Notice.

      "Applicable Percentage" means, at any time, the Outstanding Amount of any Senior Subordinated Lender's Senior Subordinated Loans at such time as a percentage (carried out to the ninth decimal place) of the Outstanding Amount of all Senior Subordinated Loans at such time. The initial Applicable Percentage of each Senior Subordinated Lender is set forth opposite the name of such Senior Subordinated Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Senior Subordinated Lender becomes a party hereto, as applicable.

      "Applicable Prepayment Premium" means, in connection with any prepayment of the Senior Subordinated Loans made pursuant to Section 2.03(a) or (b), the percentage set forth below of the aggregate principal amount of the Senior Subordinated Loans to be prepaid during each period set forth below:

                            PERIOD                                          PERCENTAGE
                            ------                                          ----------
On and following the Closing Date through the first
anniversary thereof                                                            4.0%

Following the first anniversary of the Closing Date through
the second anniversary thereof                                                 3.0%

Following the second anniversary of the Closing Date through
the third anniversary thereof                                                  2.0%

Following the third anniversary of the Closing Date through
the fourth anniversary thereof                                                 1.0%

Thereafter                                                                     0.0%

      "Approved Fund" means any Fund that is administered or managed by (a) a Senior Subordinated Lender, (b) an Affiliate of a Senior Subordinated Lender or
(c) an entity or an Affiliate of an entity that administers or manages a Senior Subordinated Lender.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment Fee" means a processing and recordation fee charged by the Senior Subordinated Administrative Agent in the amount of $2,500 for each assignment to an Eligible Assignee pursuant to Section 12.06(b); provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be the sum of (a) $2,500 plus (b) the following amount: (i) -0-, for the first four assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable), and (ii) $500, for each additional assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable).

      "Assignment and Assumption" means an assignment and assumption entered into by a Senior Subordinated Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06(b)), and accepted by the Senior Subordinated Administrative Agent, in substantially the form of Exhibit C, or any other form approved by the Senior Subordinated Administrative Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation of any Person,
(i) in the case of an Off-Balance Sheet Obligation in an asset securitization transaction of the type described under clause (a) of the definition thereof, the unrecovered investment of such Person in transferred assets as to which such Person has or may have recourse obligations or (ii) in the case of an Off-Balance Sheet Obligation in an off-balance sheet lease or similar type transaction described under clauses (b) or (c) of the definition thereof, the capitalized amount of the remaining lease or similar type payments under the relevant lease or similar agreement that would appear on a balance sheet of such

Person prepared as of such date in accordance with GAAP if such lease or similar agreement were accounted for as a Capitalized Lease.

      "Audited Financial Statements" means (a) the audited consolidated balance sheets of Holdings and its Subsidiaries for the fiscal years ended 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal year of Holdings and its Subsidiaries, including the notes thereto, (b) the audited consolidated balance sheets of Southwest and its Subsidiaries for the fiscal years ended 2001, 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal year of Southwest and its Subsidiaries, including the notes thereto, and (c) the audited consolidated balance sheets of Southwest II and its Subsidiaries for the fiscal years ended 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each fiscal year of Southwest II and its Subsidiaries, including the notes thereto.

      "Available Equity Proceeds" means on any date of determination an amount equal to the sum of the following cumulative amounts for the period commencing on the Closing Date and ending on such date of determination:

            (a) the aggregate amount of all Net Cash Proceeds received by Holdings (or, in connection with or following a Permitted Restructuring Transaction, the Surviving Parent) from Equity Issuances after the Closing Date, which have been contributed by Holdings (or the Surviving Parent) to the Consolidated Borrower Parties; minus

            (b) the aggregate amount of such cumulative Net Cash Proceeds which have been applied on any date prior to such date of determination to fund any of the following payments by the Consolidated Borrower Parties, without duplication:

                  (i) payment of all or a portion of the aggregate consideration payable by the Consolidated Borrower Parties in connection with a Permitted Acquisition;

                  (ii) payments to fund Consolidated Capital Expenditures by the Consolidated Parties;

                  (iii) any other Investments made by the Consolidated Parties (other than Investments in any Consolidated Borrower Party (or Investments in any other Consolidated Party to the extent made to fund directly or indirectly through another Consolidated Party such an Investment in a Consolidated Borrower Party), including, without limitation, in any Consolidated Borrower Party organized to make, or acquired in, a Permitted Acquisition); and

                  (iv) other Restricted Payments made by the Consolidated Borrower Parties (other than Restricted Payments to any Consolidated Borrower Party); provided, however, that any such Restricted Payment by a Consolidated Borrower Party to any other person (other than another Consolidated Party) which is made with the proceeds of a substantially contemporaneous Restricted Payment from another Consolidated Party shall be deemed to be a single Restricted Payment for these purposes.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Banc of America Securities" means Banc of America Securities LLC and its successors.

      "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereto.

      "Borrowers' Account" means the account of the Loan Party Representative on behalf of the Borrowers with Bank of America at its office at 901 Main Street, 14th Floor, Dallas, TX 75202, ABA No. 111000012, or such other joint account of the Borrowers as is agreed from time to time in writing between the Loan Party Representative and the Senior Subordinated Administrative Agent.

      "Borrowing" means the borrowing of the Senior Subordinated Loans by the Applicable Borrower or Applicable Borrowers, as the case may be, on the Closing Date.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Senior Subordinated Administrative Agent's Office is located.

      "Businesses" has the meaning specified in Section 5.12(a).

      "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

      "Capitalized Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which in accordance with GAAP, is or should be accounted for, as a capital lease on the balance sheet of such Person.

      "Cash Equivalents" means:

            (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition;

            (b) marketable obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least "AA" by S&P, or the equivalent thereof by Moody's having maturities of not more than one year from the date of acquisition;

            (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers' acceptances of (i) any Senior Lender or any Affiliate of any Senior Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least "A-1" or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition;

            (d) commercial paper and variable or fixed rate notes issued by any Senior Lender or Approved Bank or by the parent company of any Senior Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least "A-2" or the equivalent thereof by S&P of at least "P-2" or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of at least "Aa" or the equivalent thereof by Moody's) and in each case maturing within one year after the date of acquisition;

            (e) repurchase agreements with any Senior Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the "Federal Financial Institutions Examinations Council Supervisory Policy - Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency in October 31, 1985"; and

            (f) Investments classified in accordance with GAAP as current assets of a Consolidated Party in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and not less than 95% of the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a),
(b), (c), (d) and (e) of this definition.

      "Casualty" means any casualty or other loss, damage or destruction to any Property having a fair market value in excess of $250,000 per occurrence.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, at any time:

            (a) (i) except following a Permitted Restructuring Transaction, the Sponsors shall cease to directly or indirectly own and control legally and beneficially (on a fully diluted basis), 50.1% or more of any class of Voting Interests of Holdings or 50.1% or more of the outstanding Class A Preferred Interests of Holdings, or (ii) after a Permitted Restructuring Transaction, except following an IPO Transaction, the Sponsors shall cease to directly or indirectly own and control legally and beneficially (on a fully diluted basis) 50.1% or more of any class of Voting Interests of the Surviving Parent or 50.1% or more of any other class of Equity Interests of the Surviving Parent;

            (b) except following a Permitted Restructuring Transaction, Holdings shall cease to directly, or indirectly through Southwest II (or, after a Permitted Restructuring Transaction, the Surviving Parent shall cease to directly, or indirectly through other wholly-owned Loan Parties), own and control legally and beneficially (on a fully diluted basis) (i) 90% or more of the outstanding Class B Common Interests of Southwest (or any other Voting Interests of Southwest with rights to designate or nominate any Independent Manager of Southwest), or (ii) 90% or more of the outstanding Equity Interests of any other class of Southwest; or the Southwest Operating Agreement shall be amended or otherwise modified in any manner which reduces the voting power of the holders of Class B Common Interests of Southwest, whether in absolute terms, or relative to the holders of any other class of membership interests in Southwest as a result of an increase in the voting power of such other holders;

            (c) except following a Permitted Restructuring Transaction, Holdings shall cease to directly or indirectly through other Loan Parties (or after a Permitted Restructuring Transaction, the Surviving Parent shall cease to directly, or indirectly through other Loan Parties) own and control legally and beneficially, 100% of the outstanding Equity Interests of Southwest II;

            (d) except following a Permitted Restructuring Transaction, any Person other than Southwest shall become a member or a manager of Enterprises or any Person other than Southwest II shall become a member of Enterprises II (or after a Permitted Restructuring Transaction, any Person other than the Surviving Parent or any of its wholly-owned Restricted Subsidiaries which are a Loan Party shall become a member or a manager of Enterprises or Enterprises II);

            (e) any Person other than Enterprises, Enterprises II or a wholly owned Domestic Restricted Subsidiary of Enterprises or Enterprises II shall own any Equity Interests in, or become the manager or general partner of, any Borrower (other than Enterprises or Enterprises II), except pursuant to a Disposition permitted pursuant to this Agreement;

            (f) any Person or two or more Persons acting in concert (other than the Sponsors or any Loan Party) shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of any of the Loan Parties, except pursuant to a Disposition permitted pursuant to this Agreement; or

            (g) at any time after the consummation of an IPO Transaction:

                  (i) the Sponsors shall cease to directly own and control legally and beneficially (A) 35% (on a fully diluted basis) or more of each class of outstanding Voting Interests of the Surviving Parent or (B) if the Surviving Parent has any class of outstanding Equity Interests which are not Voting Interests, 50.1% (on a fully diluted basis) or more of the outstanding Equity Interests of such class;

                  (ii) the Surviving Parent shall cease to own and control legally and beneficially, either directly, or indirectly through wholly-owned Domestic Restricted Subsidiaries which have become Guarantors hereunder (including any of Holdings, Southwest and Southwest II which survive the Restructuring Transaction), 100% of the outstanding Equity Interests in Enterprises and Enterprises II;

                  (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly (other than any of the Sponsors, either individually or in any combination), of 35% or more of Voting Interests of the Surviving Parent entitled to vote for members of the board of directors or equivalent governing body of the Surviving Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (iv) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Surviving Parent cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by (1) the Sponsors or (2) individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and
      (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose assumption of office as a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(l), waived by the Person entitled to receive the applicable payment).

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Senior Subordinated Lender, its obligation to make its Senior Subordinated Loan to the Borrowers pursuant to Section 2.01 in a principal amount not to exceed the amount set forth opposite such Senior Subordinated Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Senior Subordinated Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Commitment Letter" means the commitment letter agreement dated October 7, 2004, among Holdings and the Senior Subordinated Agents.

      "Condemnation" means any taking of Property having a fair market value in excess of $250,000, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

      "Condemnation Award" means all proceeds of any Condemnation or transfer in lieu thereof.

      "Consolidated Adjusted Net Income" means, for any period, net income (or loss) for the Consolidated Parties determined on a consolidated basis for such period in accordance with GAAP, but excluding (without duplication), to the extent included therein, the following:

            (a) the income (or loss) of any Person (other than a Consolidated Party) in which a Consolidated Party owns or otherwise holds an Equity Interest, except to the extent of the amount of dividends and other distributions actually paid to such Consolidated Party in cash during such period (including, without limitation, any dividends or other distributions received in cash from any Wireless Partnerships);

            (b) the income (or loss) of any Restricted Subsidiary accrued during such period but prior to the date such Person is Acquired by a Consolidated Party or the income (or loss) attributable to Property comprising a line of business accrued during such period but prior to the date such Property is Acquired by a Restricted Subsidiary; and

            (c) the income (or loss) of any Restricted Subsidiary, or the income (or loss) attributable to Property comprising a line of business of any Restricted Subsidiary, in each case, which is Disposed of during such period.

      "Consolidated Borrower Parties" means Enterprises, Enterprises II and each of their respective Domestic Restricted Subsidiaries, collectively, and "Consolidated Borrower Party" means any one of them.

      "Consolidated Capital Expenditures" means, for any period for the Consolidated Parties determined on a consolidated basis, without duplication (a) all expenditures made by the Consolidated

Parties directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, obligations in respect of Capitalized Leases) assumed or incurred by the Consolidated Parties during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, (i) Permitted Acquisitions shall not be included in Capital Expenditures, and (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

      "Consolidated EBITDA" means, for any period for the Consolidated Parties determined on a consolidated basis, an amount equal to the sum of:

            (a) Consolidated Adjusted Net Income for such period, plus

            (b) the following with respect to the Consolidated Parties to the extent deducted in calculating such Consolidated Adjusted Net Income:

                  (i) Consolidated Interest Charges for such period;

                  (ii) the provision for Federal, state, local and foreign income taxes for such period;

                  (iii) depreciation and amortization expense;

                  (iv) non-recurring costs incurred during the period commencing September 30, 2004 through and including the Closing Date in an aggregate amount not to exceed $5,000,000, and the costs related to the Transaction and the previously proposed income deposit securities offering and related refinancing transactions;

                  (v) transaction costs related to Permitted Acquisitions, and other non-recurring costs incurred following the Closing Date; provided, however, that all such costs and expenses under this clause (v) shall not exceed $10,000,000 in any four consecutive fiscal quarter period;

                  (vi) losses attributable to the Disposition of Property of a Consolidated Party (other than inventory Disposed of in the ordinary course of business); and

                  (vii) other losses and expenses reducing Consolidated Adjusted Net Income which do not represent a cash item in such period or any future period; minus

            (c) the following with respect to the Consolidated Parties to the extent included in calculating such Consolidated Adjusted Net Income:

                  (i) Federal, state, local and foreign income tax credits of the Consolidated Parties for such period;

                  (ii) gains attributable to the Disposition of any Property of a Consolidated Party (other than Inventory Disposed of in the ordinary course of business);

                  (iii) all other items increasing Consolidated Adjusted Net Income for such period which do not represent a cash item in such period or any future period;

                  (iv) any interest income of the Consolidated Parties for such period; and

                  (v) any dividend income of the Consolidated Parties for such period, including any dividends or other distributions from the Wireless Partnerships, but, in any case, excluding any RTFC Patronage Distributions for such period.

Notwithstanding the foregoing, until the end of the third full fiscal quarter of Holdings ended after the Closing Date the Consolidated EBITDA for the Consolidated Parties for each four fiscal quarter period ending prior to such date shall be calculated as set forth on Schedule 1.01.

      "Consolidated Indebtedness" means, for the Consolidated Parties determined on a consolidated basis, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, other than the Tranche D Term Loans (as defined in the Senior Credit Agreement), (b) the unused portion of any commitments under any revolving credit facilities, (c) the outstanding principal amount of all purchase money Indebtedness, (d) the stated amount of all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (e) the outstanding principal amount of all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (f) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations, (g) in respect of all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above, the principal amount, stated amount and Attributable Indebtedness of all such Indebtedness, and (h) the amount of all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Consolidated Party is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Consolidated Party.

      "Consolidated Interest Charges" means, for any period for the Consolidated Parties determined on a consolidated basis, the difference between (a) the sum of all interest, premium payments, fees, charges and related expenses of the Consolidated Parties in connection with Indebtedness (including capitalized interest) whether paid or accrued, in each case to the extent treated as interest in accordance with GAAP, including the portion of rent expense of the Consolidated Parties with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, minus (b) the sum of all interest income received in such period; provided, however, that Consolidated Interest Charges under clause (a) above shall not include any amortization of deferred transaction costs, debt issuance expenses or original issue discount; and provided further, that until the end of the fourth full fiscal quarter of Holdings which commences on or after the Closing Date, Consolidated Interest Charges for any four fiscal quarter period shall instead be calculated as provided in Schedule 1.01.

      "Consolidated Parties" means Holdings and each of its Restricted Subsidiaries (regardless of whether or not consolidated with Holdings for purposes of GAAP), collectively, and "Consolidated Party" means any one of them.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" has the meaning provided in the definition of the term "Affiliate".

      "Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness for borrowed money.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance or transfer, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to the sum of (i) the Interest Rate plus (ii) 2% per annum.

      "Defaulting Senior Subordinated Lender" means (a) any Senior Subordinated Lender that has failed to fund any portion of the Borrowing required to be funded by it hereunder, and (b) any Senior Subordinated Lender that (i) has otherwise failed to pay over to the Senior Subordinated Administrative Agent or any other Senior Subordinated Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (ii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (iii) has been taken into receivership by its regulator.

      "Designated Senior Indebtedness" means (a) all Senior Indebtedness at any time outstanding under the Senior Facilities (up to an aggregate principal amount not to exceed $1,565,000,000 less the aggregate amount of all permanent prepayments or repayments of the Senior Facilities) and (b) to the extent permitted under the Senior Facilities, any other Senior Indebtedness permitted under this Agreement that has been designated by the Borrowers, through the Loan Party Representative, as "Designated Senior Indebtedness".

      "Designation" means a Designation by Holdings of a newly organized or newly Acquired Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.10 and in accordance with Section 7.14. "Designate" has the meaning correlative thereto.

      "Disposition" or "Dispose" means the sale, transfer, license, lease, Casualty or Condemnation or other disposition (including any Sale and Leaseback Transaction or any sale of any Equity Interest of any Restricted Subsidiary or of any Unrestricted Subsidiary that is a First-Tier Subsidiary) of any property having a fair market value in excess of $250,000 sold, transferred, licensed, leased or otherwise disposed of in a single transaction or a series of related transactions by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes issued by any other Person or accounts receivable or any rights and claims associated therewith or any capital stock of, or other Equity Interests in, any other Person; provided that the foregoing shall not be deemed to imply that any such disposition is permitted under this Agreement. The term "Disposition" shall not include any Equity Issuance.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means a Subsidiary that is organized under the Laws of a political subdivision of the United States. A "Domestic Restricted Subsidiary" is a Restricted Subsidiary which is a Domestic Subsidiary.

      "Eligible Assignee" means: (a) a Senior Subordinated Lender; (b) an Affiliate of a Senior Subordinated Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Senior Subordinated Administrative Agent; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Loan Party or any Affiliate or Subsidiary of a Loan Party.

      "Enforcement Expenses" has the meaning specified in Section 12.04(a)(iii).

      "Enterprises" has the meaning specified in the first paragraph of this Agreement.

      "Enterprises II" has the meaning specified in the first paragraph of this Agreement.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Consolidated Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

      "Equity Issuance" means any issuance by Holdings (or in connection with or following a Permitted Restructuring Transaction, the Surviving Parent) of any of its Equity Interests to any Person or receipt by Holdings of a capital contribution from any Person, including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing shall not be deemed to imply that any such issuance is permitted under this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or any ERISA Affiliate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to the Senior Subordinated Administrative Agent, any Senior Subordinated Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder or under any other Senior Subordinated Loan Document, (a) taxes imposed on or measured by its overall net income by the United States, and taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Senior Subordinated Lender, in which its applicable Lending Office is located, or in which it is or was "doing business" or is or was otherwise connected (other than any jurisdiction to the extent that it is deemed to be doing business or is deemed to be otherwise connected by reason of having executed and delivered this Agreement and performed its obligations hereunder or enforced its rights hereunder or under any other Senior Subordinated Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which it is located and (c) in the case of a Foreign Senior Subordinated Lender, any withholding tax that is imposed on amounts payable to such Foreign Senior Subordinated Lender at the time such Foreign Senior Subordinated Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Senior Subordinated Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Senior Subordinated Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

      "Existing Credit Agreements" means, collectively, the Existing Valor Credit Agreement and the Existing Kerrville Credit Agreement.

      "Existing Kerrville Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of January 31, 2002, as supplemented by a Credit Agreement Supplement dated as of January 1, 2003, and as amended by Consent and Amendment No. 1 dated as of April 12, 2004, each among Enterprises II and its Subsidiaries, Southwest II, the lenders party thereto and CoBank, ACB, as administrative agent.

      "Existing Subordinated Notes" means those certain Senior Subordinated Notes issued by Southwest to the Sponsors and/or their Affiliates, including those issued on June 30, 2000, and August 31, 2000 and the deferred interest notes issued by Southwest pursuant thereto.

      "Existing Valor Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 31, 2000, as supplemented by Credit Agreement Supplements dated as of January 1, 2003, and a Loan Document Supplement dated as of July 1, 2003, and as amended by Amendment No. 1 dated as of October 3, 2003, each among Enterprises and its Subsidiaries, Southwest, the lenders party thereto from time to time and Bank of America, N.A. and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as the administrative agents.

      "FCC" means the Federal Communications Commission or any successor Governmental Authority.

      "FCC License" means any Governmental Authorization granted or issued by the FCC.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Senior Subordinated Administrative Agent.

      "Fee Letter" means the fee letter agreement dated October 7, 2004, among Holdings and the Senior Subordinated Agents.

      "First-Tier Subsidiary" means for any Person each Subsidiary of such Person in which such Person directly owns any Equity Interests.

      "Foreign Senior Subordinated Lender" means any Senior Subordinated Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged as one of its material activities in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the FCC, any PUC and any supra-national bodies such as the European Union or the European Central Bank).

      "Governmental Authorization" means any material authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any material filing, qualification or registration with, any Governmental Authority, including, without limitation, any FCC License and any PUC Authorization.

      "Granting Senior Subordinated Lender" has the meaning specified in Section 12.06(h).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guaranteed Obligations" has the meaning specified in Section 9.01(a).

      "Guarantor" means Holdings, Southwest, Southwest II, each Borrower, and each other Restricted Subsidiary of Holdings identified as a "Guarantor" in a Senior Subordinated Joinder Agreement delivered after the date hereof pursuant to Sections 6.10 or 7.04(a)(ii) or (iii), together with their successors and assigns.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Holdings" has the meaning specified in the introductory paragraph hereto.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) Capitalized Leases and Off-Balance Sheet Obligations;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

            (h) all Indebtedness in respect of any of the foregoing of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on the property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for such Indebtedness; and

            (i) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person's interest therein, unless such Indebtedness is non-recourse to such Person or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 12.04(b).

      "Information" has the meaning specified in Section 12.07.

      "Insurance Proceeds" means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

      "Interest Payment Date" means the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Rate" means a rate per annum equal to 12.875%.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition

(in one transaction or a series of transactions) of Property of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be the amount (or the fair market value of property) actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. A Permitted Acquisition or Permitted Asset Exchange by a Loan Party shall be deemed to be an Investment by such Loan Party in the Person acquired by such Loan Party, the Property acquired by such Loan Party or the Person organized by such Loan Party to acquire Property the subject of such transaction, as the case may be.

      "IPO Transaction" means an initial public offering under the Securities Act of 1933, as amended, of Equity Interests of the Surviving Parent.

      "IRS" means the United States Internal Revenue Service.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lending Office" means, as to any Senior Subordinated Lender, the office or offices of such Senior Subordinated Lender described as such in such Senior Subordinated Lender's Administrative Questionnaire, or such other office or offices as to which a Senior Subordinated Lender may from time to time notify the Loan Party Representative and the Senior Subordinated Administrative Agent.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan Notice" means the notice by the Loan Party Representative of the Borrowing which shall be substantially in the form of Exhibit A hereto.

      "Loan Party" means, each Borrower, Holdings and each other Guarantor, and "Loan Parties" means any combination of the foregoing.

      "Loan Party Representative" has the meaning specified in Section 12.18.

      "Master Agreement" has the meaning specified in the definition of "Swap Contract".

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Consolidated Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under the Senior Subordinated Loan Documents to which it is a party other than pursuant to the Subordination Provisions, or (c) a material impairment of the rights, powers, or remedies of the Senior Subordinated Administrative Agent or the Senior Subordinated Lenders under the Senior Subordinated Loan Documents other than pursuant to the Subordination Provisions.

      "Material Documents" means (a) the Organization Documents of each Loan Party, (b) the definitive documentation for any Designated Senior Indebtedness and (c) the Acquisition Documents for any Permitted Acquisition with a purchase price in excess of $20,000,000.

      "Maturity Date" means May 10, 2012.

      "Maximum Rate" has the meaning specified in Section 12.09.

      "Maximum Total Leverage Amount" means, as of any date of determination, the amount of Indebtedness that could be incurred by the Consolidated Parties such that the ratio (as determined on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness) of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended on or prior to such date, does not exceed the ratio set forth in the table below for each period set forth in the table below:

                  PERIOD                                      RATIO
                  ------                                      -----
On and after the Closing Date through
December 31, 2005                                            5.80:1.0

From January 1, 2006 through December 31,
2006                                                         5.30:1.0

Thereafter through the Termination Date                      4.80:1.0

      "Moody's" means Moody's Investors Service, Inc. and any successor in interest.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

      "Net Cash Proceeds" means:

            (a) with respect to any Disposition by a Consolidated Party, (i) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation) actually paid to or actually received by any Consolidated Party in respect of such Disposition (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Disposition as and when received), less (ii) the sum without duplication of the following amounts, but only to the extent not already deducted in arriving at the amount referred to in clause (a) (i) above:

                  (A) the amount, if any, of all legal fees, brokerage fees, finders fees, consulting fees, accounting fees, commissions, costs and other expenses (other than those payable to any Consolidated Party or any Affiliate of any such Person) that are incurred by a Consolidated Party in connection with such Disposition and are payable by such seller of the assets or property to which such Disposition relates;

                  (B) the amount of all taxes payable or reasonably anticipated to be payable by the Consolidated Parties in connection with such Disposition;

                  (C) the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than the Indebtedness outstanding under the Senior Subordinated Loan Documents) that is secured by a Lien on the property and assets subject to such Disposition and is required to be repaid by any Consolidated Party under the terms thereof as a result of such Disposition and the amount of any consent payment required to be paid by any Consolidated Party to the holder of any Indebtedness whose consent to such Disposition is required;

                  (D) in the case of any Disposition of any interest in any Wireless Partnership by any Loan Party, any amount of the gross proceeds from such disposition that is due to be paid by any Loan Party (other than to a Loan Party) pursuant to Contractual Obligations relating to such Wireless Partnership as a result of such Disposition; and

                  (E) any other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities of the Consolidated Party associated with such Disposition;

            (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Consolidated Party in respect of such Equity Issuance or Debt Issuance as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Consolidated Party in connection therewith (other than those payable to any Consolidated Party or any Affiliate of any such Person); and

            (c) with respect to any SCC, any cash distribution of any amortization payment in respect of such SCC actually received by any Consolidated Party.

      "Non-Corporate Domestic Senior Subordinated Lender" means any Senior Subordinated Lender that is a "United States person" but is not a "domestic" corporation (as such terms are defined in Section 7701(a) of the Code).

      "Note" means a promissory note made by the Borrowers in favor of a Senior Subordinated Lender evidencing Senior Subordinated Loans made by such Senior Subordinated Lender, substantially in the form of Exhibit B.

      "Off-Balance Sheet Obligations" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called

"synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause
(c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

      "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.

      "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Senior Subordinated Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Senior Subordinated Loan Document.

      "Outstanding Amount" means, at any date of determination thereof, the aggregate principal amount of the Senior Subordinated Loans after giving effect to any prepayments or repayments thereof occurring on the same date.

      "Participant" has the meaning specified in Section 12.06(d).

      "Payment Blockage Notice" has the meaning specified in Section 10.03(b).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings or any ERISA Affiliate or to which Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Acquisitions" means any Acquisition by Enterprises, Enterprises II or any other Consolidated Borrower Party; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in a telecommunications business, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) giving effect to such Acquisition on a Pro Forma Basis determined on the date the applicable Loan Party enters into the Acquisition Agreement for such Permitted Acquisition, no Default shall have occurred and be continuing or would result, (d) immediately after giving effect to such Acquisition on a Pro Forma Basis, the

Borrowers shall have not less than $25,000,000 of availability under the revolving credit facility under the Senior Credit Agreement (including, without, limitation, any Permitted Amendment/Refinancing with respect to such Indebtedness), (e) the aggregate consideration (including the amount of Indebtedness assumed) paid by the Consolidated Parties for such Acquisition and all prior Acquisitions since the Closing Date shall not exceed an amount equal to the sum of (i) $150,000,000 or, if greater, such amount up to a maximum of $300,000,000 as would not cause the Maximum Total Leverage Amount to be less than $1.00 immediately after giving effect to such Acquisition on a Pro Forma Basis, plus (ii) an amount equal to such aggregate consideration funded with Available Equity Proceeds, and (f) the Senior Subordinated Administrative Agent shall have received a certificate from a Responsible Officer of the Loan Party Representative on or prior to the date of the consummation of such Acquisition describing such Acquisition and certifying as to the foregoing matters, and demonstrating such compliance in reasonable detail.

      "Permitted Amendment/Refinancing" means any amendment, modification, restatement, refinancing, extension, refunding, renewal or replacement of Senior Indebtedness which amendment, modification, restatement, refinancing, extension, refunding, renewal or replacement does not (i) result in a decrease in the weighted average life to maturity of such Senior Indebtedness or (ii) cause the aggregate principal amount of Senior Indebtedness to exceed the amount permitted in Section 7.03.

      "Permitted Asset Exchange" means a Disposition of assets and property of any of the Consolidated Borrower Parties in consideration for the Acquisition of assets and property of a Person in the telecommunications business not an Affiliate of any Loan Party; provided that (a) the aggregate assets and properties of the Consolidated Borrower Parties which may be subject to such Dispositions shall not exceed, in aggregate, assets and property related to more than 35% of the access lines of the Loan Parties as of the Closing Date; (b) the assets and properties so Disposed of, together with any cash consideration paid by the Consolidated Borrower Parties shall have a fair market value substantially equivalent to the fair market value of the assets and properties so Acquired, together with any cash consideration received by the Consolidated Borrower Parties; (c) any such cash consideration received by the Consolidated Borrower Parties (net of the deductions set forth in the definition of "Net Cash Proceeds") shall be treated hereunder as Net Cash Proceeds of a Disposition; (d) any such cash consideration paid by the Consolidated Borrower Parties (but not any other Property disposed of in such Disposition) shall be treated hereunder as consideration paid by the Consolidated Borrower Parties in a Permitted Acquisition for purposes of clause (e) of the definition of such term; and (e) at the time of the execution and delivery of the Acquisition Agreement in respect of such transaction, no Default shall have occurred and be continuing or would result.

      "Permitted Junior Securities" means (a) Equity Interests in Holdings or, to the extent permitted under the Senior Facilities, the Borrowers; or (b) debt securities that are subordinated to all Senior Indebtedness, and to any debt securities issued in exchange for Senior Indebtedness, at least to the same extent as, or to a greater extent than, the Senior Subordinated Loans and the Senior Subordinated Guaranty are subordinated to Senior Indebtedness under this Agreement.

      "Permitted Liens" has the meaning specified in Section 7.01.

      "Permitted Restructuring Transaction" means a transaction or series of related transactions in which, any Person (the "Surviving Parent") newly organized by the Sponsors or one or more of the Loan Parties Acquires directly, or indirectly through wholly-owned Domestic Subsidiaries (each an "Additional Intermediate Holding Company"), all the outstanding Equity Interests of Holdings, provided, however, that in connection with any such transactions (a) each member of Holdings or Southwest on the date hereof identified on Schedule
5.09 which is a corporation shall have become a Restricted Subsidiary of the Surviving Parent; (b) the Surviving Parent and each Additional Intermediate Holding Company shall have entered into a Senior Subordinated Joinder Agreement and agreed to the terms of this Agreement (including, without limitation, Section 7.13(b)) as a Guarantor hereunder; (c) no Change of Control shall have occurred and be continuing or would result; and (d) no other Event of Default shall have occurred and be continuing or would result.

      "Permitted Tax Distribution" has the meaning specified in Section 7.06(d).

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established or sponsored by Holdings or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Pro Forma Basis" means, for any transaction, including for purposes of determining compliance with any financial test hereunder, determining whether the conditions precedent to a Debt Issuance pursuant to Section 7.03(c) have been met, and determining whether the conditions precedent to a Permitted Acquisition have been met, that the subject transaction shall be deemed to have occurred as of the first day of the four consecutive fiscal quarters most recently ended for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof (the "Reference Period"). For purposes of making calculations on a "Pro Forma Basis" hereunder,
(a) any funds to be used by any Person in consummating a Permitted Acquisition will be assumed to have been used for that purpose as of the first day of the Reference Period, (b) any Indebtedness to be incurred by any Person in connection with the consummation of any Permitted Acquisition and/or a Debt Issuance will be assumed to have been incurred on the first day of the Reference Period, (c) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of the Reference Period that bears interest at a floating rate shall be calculated at the current rate under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder), and (d) any gross interest expense, determined in accordance with GAAP, incurred during the Reference Period that was or is to be refinanced with proceeds of Indebtedness assumed to have been incurred as of the first day of the Reference Period will be excluded from the calculation for which a Pro Forma Basis is being given.

      "PUC" means any state Governmental Authority that exercises jurisdiction over the rates or services or the acquisition, construction or operation of any telecommunications system of any Person who owns, constructs or operates any telecommunications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state including, without limitation, the PUC of Texas.

      "PUC Authorization" means any Governmental Authorization granted or issued by a PUC.

      "Real Property Assets" means all interest (excluding leasehold interests) of any Consolidated Party in any real property.

      "Register" has the meaning specified in Section 12.06(c).

      "Reinvestment Funds" means with respect to any Insurance Proceeds from a Casualty, any Condemnation Award from a Condemnation, or any Net Cash Proceeds from any other Disposition, that portion of such funds as shall be reinvested in the repair, restoration or replacement of the Properties that were the subject of such Casualty, Condemnation or Disposition or in the purchase of other Capital Assets useful in the business of the Consolidated Parties; provided that (a) within 365 days from the Casualty, Condemnation or Disposition giving rise to such Reinvestment Funds, the Borrowers shall complete the repair, restoration or replacement of the Properties that were the subject of such Casualty, Condemnation or Disposition or shall purchase other Capital Assets useful in the business of the Consolidated Parties and (b) no Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Senior Subordinated Obligations to the extent required by, and in accordance with,
Section 2.03(b)(i).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Representative" means, as to any Designated Senior Indebtedness, the administrative agent, trustee or similar representative for the holders of such Indebtedness; it being understood that for purposes of the Senior Facilities, the Senior Administrative Agent (as defined in the Senior Credit Agreement) shall act as the Representative for the holders of the Indebtedness thereunder.

      "Required Lenders" means, as of any date of determination, Senior Subordinated Lenders having more than 50% of the Outstanding Amount of the Senior Subordinated Loans; provided, however, that if any Senior Subordinated Lender shall be a Defaulting Senior Subordinated Lender at such time, there shall be excluded for purposes of making a determination of Required Lenders at such time the aggregate principal amount of the Senior Subordinated Loans held or deemed held by such Defaulting Senior Subordinated Lender.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, principal accounting officer or treasurer of any Loan Party or any other officer of a Loan Party or of the Loan Party which is the general partner or manager of a Loan Party which has been identified in writing to the Senior Subordinated Administrative Agent by any such officer of the Loan Party Representative as being the officer of such Loan Party or such Loan Party which is the partner or manager of such Loan Party responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Senior Subordinated Loan Documents on behalf of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party in such capacity (and not in his or her individual capacity).

      "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Consolidated Party (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving Restricted Subsidiaries), (b) any payment of principal, interest or other amount in respect of any Indebtedness of any Consolidated Party payable to any Affiliate of such Consolidated Party or (c) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or on account of any return of capital to any Consolidated Party's stockholders, partners or members (or the equivalent Persons thereof) or any such Indebtedness of a Consolidated Party which is due to any Affiliate of such Consolidated Party.

      "Restricted Subsidiary" means each direct or indirect Subsidiary of Holdings that is not an Unrestricted Subsidiary.

      "RTFC" means Rural Telephone Finance Cooperative.

      "RTFC Patronage Distributions" means a patronage capital refund made by RTFC to any Consolidated Party pursuant to RTFC policies and procedures in effect from time to time based on the percentage that the Borrowers' interest payments on Tranche C Term Loans and Tranche D Term Loans (in each case under and as defined in the Senior Credit Agreement) during any period have contributed to RTFC's net margins for such period. RTFC Patronage Distributions do not include amortization payments made by RTFC from time to time in respect of its SCCs.

      "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any Property that such Consolidated Party (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person other than a Consolidated Party or (b) intends to use for substantially the same purpose as any other Property that has been sold or is transferred (or is to be sold or transferred) by such Consolidated Party to a Person other than a Consolidated Party in connection with such lease.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor in interest.

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SCC" means a non-interest bearing, amortizing subordinated capital certificate of RTFC.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Second Lien Loan Agreement" has the meaning specified in the recitals hereto.

      "Senior Credit Agreement" has the meaning specified in the recitals hereto.

      "Senior Facilities" means the Senior Credit Agreement, the Second Lien Loan Agreement and any Permitted Amendment/Refinancing thereof.

      "Senior Indebtedness" means: (a) all Indebtedness of the Loan Parties at any time outstanding under the Senior Facilities; (b) any other Indebtedness of the Loan Parties permitted to be incurred under the terms of this Agreement (to the extent that (i) the terms of any such Indebtedness do not materially impair the ability of the Loan Parties to perform their obligations under the Senior Subordinated Loan Documents (other than pursuant to the Subordination Provisions) and (ii) after giving effect to the incurrence of any such Indebtedness, the Maximum Total Leverage Amount is not less than $1.00), unless such Indebtedness is expressly stated to rank pari passu or subordinated in right of payment to the Senior Subordinated Loans; (c) all Guarantees of any of the items listed in the preceding clauses (a) and (b); and (d) all obligations with respect to the items listed in the preceding clauses (a) and (b) and all Guarantees of such obligations (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law); provided, however, that Senior Indebtedness shall not include: (i) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Loan Parties; (ii) any liability for Taxes owed or owing by any Loan Party;
(iii) any Indebtedness of any Loan Party owing to any of its Subsidiaries or other Affiliates; (iv) any trade payables; (v) the portion of any Indebtedness that is incurred in violation of this Agreement; or (vi) any repurchase, redemption or other obligation in respect of any Equity Interests of the Loan Parties.

      "Senior Lender" has the meaning specified in the Senior Credit Agreement.

      "Senior Subordinated Administrative Agent" means Bank of America, in its capacity as administrative agent under any of the Senior Subordinated Loan Documents, or any successor administrative agent, as provided in Section 11.06.

      "Senior Subordinated Administrative Agent's Office" means the Senior Subordinated Administrative Agent's address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as to which the Senior Subordinated Administrative Agent may from time to time notify the Loan Party Representative and the Senior Subordinated Lenders.

      "Senior Subordinated Agents" means, collectively, the Senior Subordinated Administrative Agent, the Senior Subordinated Syndication Agents, the Senior Subordinated Documentation Agents and the Senior Subordinated Arrangers.

      "Senior Subordinated Arrangers" means Banc of America Securities and Wachovia Capital Markets LLC, in their capacities as joint lead arrangers and joint book managers.

      "Senior Subordinated Documentation Agents" means CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as documentation agents.

      "Senior Subordinated Guaranty" means the guaranty of each Guarantor set forth in Article IX.

      "Senior Subordinated Joinder Agreement" means a joinder agreement executed and delivered in accordance with the provisions of Sections 6.10 or 7.04(a)(ii) or (iii) substantially in the form of Exhibit D hereto. Upon the execution and delivery by any Person of a Senior Subordinated Joinder Agreement, (a) such Person shall become and be a Guarantor hereunder, and each reference in this Agreement or any other Senior Subordinated Loan Document to a "Guarantor" shall also mean and be a reference to such Person, and (b) each reference herein to "this Agreement", "hereunder", "hereof" or words of like import referring to this Agreement or the Senior Subordinated Joinder Agreement, and each reference in any other Senior Subordinated Loan Document to the "Credit Agreement" "Joinder Agreement", "thereunder", "thereof" or words of like import referring to this Agreement, shall mean and be a reference to this Agreement.

      "Senior Subordinated Lender" and "Senior Subordinated Lenders" have the meanings specified in the introductory paragraph hereto and, as the context requires, includes each Senior Subordinated Lender with a commitment to make a Senior Subordinated Loan as designated in Schedule 2.01 or an Assignment and Assumption pursuant to which such Senior Subordinated Lender becomes a party hereto.

      "Senior Subordinated Loan" means the extension of credit by a Senior Subordinated Lender to a Borrower under Article II.

      "Senior Subordinated Loan Documents" means this Agreement, the Notes, the Fee Letter and each other document delivered to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender relating specifically to the Senior Subordinated Loans.

      "Senior Subordinated Obligations" means for any Loan Party: (a) in its capacity as a Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Borrower arising under any Senior Subordinated Loan Document or otherwise with respect to any portion of the Senior Subordinated Loans for which such Borrower is the Applicable Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; and (b) in its capacity as a Guarantor, all Guaranteed Obligations of such Guarantor and all other liabilities, obligations, covenants and duties of such Guarantor arising under any Senior Subordinated Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including any such Guaranteed Obligations in respect of interest and fees that accrue after the commencement by or against such Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, (i) the Senior Subordinated Obligations of any Borrower include (A) the obligation to pay principal and interest in respect of any portion of the Senior Subordinated Loans as to which such Borrower is the Applicable Borrower, (B) the obligation to pay all other charges, expenses, fees, attorney fees and disbursements, indemnities and other amounts payable by the Borrowers under any Senior Subordinated Loan Document and (C) the obligation to reimburse any amount in respect of any of the foregoing that any Senior Subordinated Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrowers, and (ii) the Senior Subordinated Obligations of each Loan Party shall include any of the foregoing obligations of such Loan Party which are reinstated pursuant to
Section 12.05.

      "Senior Subordinated Syndication Agents" means JPMorgan Chase Bank and Wachovia Bank, N.A., in its their capacity as syndication agents.

      "Southwest" has the meaning specified in the introductory paragraph hereto.

      "Southwest II" has the meaning specified in the introductory paragraph hereto.

      "Sponsors" means each of (a) Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, and their Affiliates, (b) Vestar Capital Partners III, L.P., a Delaware limited partnership, Vestar Capital Partners IV, L.P., a Delaware limited partnership, and their Affiliates, and (c) Citicorp Venture Capital Ltd., a New York corporation, and its Affiliates.

      "Subject Properties" has the meaning specified in Section 5.12(a).

      "Subordination Provisions" means, collectively, the provisions contained in Article X of this Agreement.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings.

      "Surviving Parent" has the meaning specified in the definition of the term "Permitted Restructuring Transaction". Following the consummation of a Permitted Restructuring Transaction, except as the context otherwise requires, each reference in this Agreement and in each other Senior Subordinated Loan Document to "Holdings" shall mean and be a reference to the Surviving Parent.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Senior Lender or any Affiliate of a Senior Lender).

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Termination Date" means for any Loan Party the payment in full in cash of the Senior Subordinated Obligations of such Loan Party, including any Enforcement Expenses and all other amounts payable by such Loan Party under this Agreement and the other Senior Subordinated Loan Documents; provided, however, that if any Loan Party shall cease to be a Subsidiary of Holdings in connection with any transaction permitted under Article VII, the Termination Date for such Loan Party shall instead be the date on which such transaction is consummated.

      "Threshold Amount" means $20,000,000.

      "Transaction" means, collectively, the consummation of the following transactions on the Closing Date:

            (a) the funding of the Senior Subordinated Loans;

            (b) the funding of the Senior Facilities;

            (c) the application of the proceeds of such loans as follows:

                  (i) the prepayment in full of the obligations under the Existing Subordinated Notes;

                  (ii) the prepayment of obligations under the Existing Credit Agreements and the amendment, restatement and refinancing of all remaining obligations outstanding thereunder on the Closing Date after giving effect to such prepayment;

                  (iii) to pay certain bonuses to current and former management of the Consolidated Parties and to pay fees and expenses in connection with such transactions and the previously proposed income deposit securities offering and related refinancing transactions; and

                  (iv) the payment of Restricted Payments by the Borrowers through Southwest to holders of equity interests in Southwest and through Holdings to holders of equity interests in Holdings and Southwest in an aggregate amount not to exceed $160,000,000.

      "Transaction Documents" means the Senior Subordinated Loan Documents and the definitive documentation for the Senior Facilities collectively, and "Transaction Document" means any one of them.

      "Unaudited Financial Statements" means the unaudited consolidated financial statements of Holdings and its Subsidiaries dated September 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date, subject to year-end adjustments.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unrestricted Subsidiary" means each direct or indirect Subsidiary of Holdings organized or Acquired after the Closing Date and Designated as an Unrestricted Subsidiary by Holdings pursuant to Section 6.10. Each Subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.

      "Voting Interests" means shares of capital stock issued by a corporation, partnership interests issued by a limited partnership, membership interests issued by a limited liability company or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors, general partners or managers (or Persons performing similar functions), as the case may be, of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Wireless Partnership" means each of (a) CGKC&H Rural Cellular Limited Partnership, a Texas limited partnership, (b) Texas RSA 15B2 Limited Partnership, a Texas limited partnership, (c) CGKC&H No. 2 Rural Cellular Limited Partnership, a Texas limited partnership, and (d) any other successor Person with which any of them are consolidated or into which any of them are merged or to which any of their material assets are sold, transferred, assigned or otherwise conveyed.

      SECTION 1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Senior Subordinated Loan Document, unless otherwise specified herein or in such other Senior Subordinated Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including this Agreement and any Organization Document and any definition incorporated by reference in another document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified and, in the case of any such agreement, instrument or document relating to any Indebtedness (including any Permitted Amendment/Refinancing thereof), together with any other agreement or agreements pursuant to which such Indebtedness may be refinanced, restructured, renewed, extended, refunded or replaced, in each case, in whole or in part (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Senior Subordinated Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns permitted under this Agreement, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Senior Subordinated Loan Document, shall be construed to refer to such Senior Subordinated Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Senior Subordinated Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, such Senior Subordinated Loan Document, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

            (d) Section headings herein and in the other Senior Subordinated Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Senior Subordinated Loan Document.

      SECTION 1.03 ACCOUNTING TERMS.

            (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Senior Subordinated Loan Document, and the Loan Party Representative or the Required Lenders shall so request, the Senior Subordinated Administrative Agent, the Senior Subordinated Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Loan Parties shall provide to the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            (c) Consolidated Parties. Any reference made in this Agreement or any other Senior Subordinated Loan Document to any consolidated financial statement or statements of the Consolidated Parties means such financial statement or statements prepared on a combined basis for the Consolidated Parties pursuant to GAAP and accounting for any Unrestricted Subsidiary on an unconsolidated basis as investments, not utilizing the equity method.

      SECTION 1.04 ROUNDING. Any financial ratios required to be maintained by the Consolidated Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      SECTION 1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II
                       COMMITMENTS AND CREDIT EXTENSIONS

      SECTION 2.01 THE SENIOR SUBORDINATED LOANS. Subject to the terms and conditions set forth herein, each Senior Subordinated Lender severally agrees to make a single loan (each such loan, a "Senior Subordinated Loan") to the Applicable Borrowers on the Closing Date in an aggregate amount not to exceed such Senior Subordinated Lender's Commitment on the Closing Date. The Borrowing shall consist of Senior Subordinated Loans made to the Applicable Borrowers simultaneously by the Senior Subordinated Lenders ratably according to their Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

      SECTION 2.02 BORROWING.

            (a) The Borrowing shall be made upon the Loan Party Representative's irrevocable notice to the Senior Subordinated Administrative Agent. Such notice must be received by the Senior Subordinated Administrative Agent not later than 11:00 a.m. on the requested date of the Borrowing and shall be in the form of the Loan Notice, appropriately completed and signed by a Responsible Officer of the Loan Party Representative. The Loan Notice shall specify (i) the requested date of the Borrowing, (ii) the principal amount of Senior Subordinated Loans to be borrowed and (iii) the Applicable Borrower or Applicable Borrowers for which the Borrowing is requested. If the Loan Party Representative fails to specify the Applicable Borrower or Applicable Borrowers for which the Borrowing is requested, the Borrowing shall be deemed to be requested for the account of Enterprises.

            (b) Following receipt of the Loan Notice, the Senior Subordinated Administrative Agent shall promptly notify each Senior Subordinated Lender of the amount of its Applicable Percentage of the Senior Subordinated Loans. Each Senior Subordinated Lender shall make the amount of its Senior Subordinated Loan available to the Senior Subordinated Administrative Agent in immediately available funds at the Senior Subordinated Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the Loan Notice. Upon satisfaction of the conditions set forth in Section 4.01, the Senior Subordinated Administrative Agent shall make all funds so received available to the Applicable Borrower in like funds as received by the Senior Subordinated Administrative Agent either by (i) crediting an account of each Applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Senior Subordinated Administrative Agent by the Loan Party Representative.

            (c) The failure of any Senior Subordinated Lender to make its Senior Subordinated Loan shall not relieve any other Senior Subordinated Lender of its obligation, if any, hereunder to make its Senior Subordinated Loan on the date of the Borrowing, but no Senior Subordinated Lender shall be responsible for the failure of any other Senior Subordinated Lender to make its Senior Subordinated Loan to be made by such other Senior Subordinated Lender on the date of the Borrowing.

      SECTION 2.03 PREPAYMENTS.

            (a) Voluntary Prepayments. (i) The Borrowers may upon notice by the Loan Party Representative to the Senior Subordinated Administrative Agent, at any time or from time to time, voluntarily prepay Senior Subordinated Loans in whole or in part; provided that (1) such notice must be received by the Senior Subordinated Administrative Agent not later than 11:00 a.m. on the date of prepayment of the Senior Subordinated Loans, (2) any prepayment of the Senior Subordinated Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and each such notice shall be consistent with the other requirements of this Section 2.03(a)(i).

                  (ii) The Senior Subordinated Administrative Agent will promptly notify each applicable Senior Subordinated Lender of its receipt of each such notice, and of the amount of such Senior Subordinated Lender's Applicable Percentage of such prepayment. If such notice is given by the Loan Party Representative, the Borrowers shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (b) Mandatory Prepayments.

                  (i) Dispositions. Following the repayment in full in cash or Cash Equivalents of all Designated Senior Indebtedness and the termination of all commitments thereunder, immediately upon receipt by any Consolidated Party of aggregate proceeds from Dispositions (other than proceeds of any Disposition permitted in Sections 7.05 (b), (c) and (d) or the proceeds of any other Dispositions to the extent they constitute Reinvestment Funds or have been applied to prepay Senior Indebtedness) in any fiscal year of Holdings in excess of $10,000,000, the Borrowers shall prepay the Senior Subordinated Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all such Dispositions (including the initial $10,000,000 of such proceeds).

                  (ii) Change of Control. Subject to the Subordination Provisions, upon the occurrence of a Change of Control, the Borrowers shall be obligated to prepay the Outstanding Amount of the Senior Subordinated Loans, such prepayment to be made within 30 days following the occurrence of such Change of Control.

            (c) Prepayment Premium. Each prepayment made pursuant to Section 2.03(a) or (b) shall be made together with the Applicable Prepayment Premium.

            (d) Application of Prepayments. Each prepayment made pursuant to
Section 2.03(a) or (b) shall be applied to the Senior Subordinated Loans of the Senior Subordinated Lenders in accordance with their respective Applicable Percentages.

            (e) Notice. The Loan Party Representative shall give to the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders at least three Business Days' prior notice of each and every event or occurrence requiring a prepayment under Section 2.03(b)(i) or (ii), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds.

            (f) Applicable Borrowers. Except as may be otherwise agreed in writing by the Loan Party Representative and the Senior Subordinated Administrative Agent, each prepayment of the Senior Subordinated Loans pursuant to this Section 2.03 shall be deemed to reduce on a pro rata basis the outstanding amount of Senior Subordinated Loans made to each Applicable Borrower.

      SECTION 2.04 TERMINATION OR REDUCTION OF COMMITMENTS. The Commitments to make Senior Subordinated Loans shall be automatically and permanently reduced to $0 on the Closing Date after giving effect to the Borrowing.

      SECTION 2.05 REPAYMENT OF SENIOR SUBORDINATED LOANS. The Borrowers shall repay to the Senior Subordinated Lenders on the Maturity Date the Outstanding Amount of Senior Subordinated Loans on such date.

      SECTION 2.06 INTEREST.

            (a) The Senior Subordinated Loans shall bear interest a rate per annum equal to the Interest Rate.

            (b) (i) If any amount of principal of any Senior Subordinated Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Senior Subordinated Loan) payable by any Loan Party hereunder is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Law.

                  (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Senior

      Subordinated Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Senior Subordinated Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

      SECTION 2.07 FEES. The Borrowers shall pay to the Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Commitment Letter and the Fee Letter. The Borrowers shall pay to the Senior Subordinated Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

      SECTION 2.08 COMPUTATION OF INTEREST AND FEES. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Senior Subordinated Loan for the day on which the Senior Subordinated Loan is made, and shall not accrue on a Senior Subordinated Loan, or any portion thereof, for the day on which the Senior Subordinated Loan or such portion is paid; provided that any Senior Subordinated Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Senior Subordinated Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.09 EVIDENCE OF DEBT.

            (a) The Senior Subordinated Loan made by each Senior Subordinated Lender shall be evidenced by one or more accounts or records maintained by such Senior Subordinated Lender and by the Senior Subordinated Administrative Agent in the ordinary course of business. The accounts or records maintained by the Senior Subordinated Administrative Agent and each Senior Subordinated Lender shall be conclusive absent manifest error of the amount of the Senior Subordinated Loans made by the Senior Subordinated Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Senior Subordinated Obligations. In the event of any conflict between the accounts and records maintained by any Senior Subordinated Lender and the accounts and records of the Senior Subordinated Administrative Agent in respect of such matters, the accounts and records of the Senior Subordinated Administrative Agent shall control in the absence of manifest error. Upon the request of any Senior Subordinated Lender made through the Senior Subordinated Administrative Agent, the Borrowers shall execute and deliver to such Senior Subordinated Lender (through the Senior Subordinated Administrative Agent) a Note, which shall evidence such Senior Subordinated Lender's Senior Subordinated Loan in addition to such accounts or records. Each Senior Subordinated Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Senior Subordinated Loan and payments with respect thereto.

            (b) Entries made in good faith by the Senior Subordinated Administrative Agent in the Register pursuant to subsection (a) above, and by each Senior Subordinated Lender in its accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register each Senior

Subordinated Lender and, in the case of such account or accounts, such Senior Subordinated Lender, under this Agreement, absent manifest error; provided that the failure of the Senior Subordinated Administrative Agent or such Senior Subordinated Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

      SECTION 2.10 PAYMENTS GENERALLY.

            (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Senior Subordinated Administrative Agent, for the account of the respective Senior Subordinated Lenders to which such payment is owed, at the Senior Subordinated Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Senior Subordinated Administrative Agent will promptly distribute to each Senior Subordinated Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Senior Subordinated Lender's Lending Office. All payments received by the Senior Subordinated Administrative Agent after 2:00 p.m. shall, solely for the purpose of the calculation of interest and fees, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

            (b) Payments by Borrowers; Presumptions by Senior Subordinated Administrative Agent. Unless the Senior Subordinated Administrative Agent shall have received notice from the Loan Party Representative prior to the date on which any payment is due to the Senior Subordinated Administrative Agent for the account of the Senior Subordinated Lenders hereunder that the Borrowers will not make such payment, the Senior Subordinated Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Senior Subordinated Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Senior Subordinated Lenders severally agrees to repay to the Senior Subordinated Administrative Agent forthwith on demand the amount so distributed to such Senior Subordinated Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Senior Subordinated Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Senior Subordinated Administrative Agent in accordance with banking industry rules on interbank compensation.

      A notice of the Senior Subordinated Administrative Agent to any Senior Subordinated Lender or the Loan Party Representative with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Senior Subordinated Lender makes available to the Senior Subordinated Administrative Agent funds for the Senior Subordinated Loan to be made by such Senior Subordinated Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers or the Loan Party Representative by the Senior Subordinated Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Senior Subordinated Administrative Agent shall promptly return such funds (in like funds as received from such Senior Subordinated Lender) to such Senior Subordinated Lender, without interest.

            (d) Obligations of Senior Subordinated Lenders Several. The obligations of the Senior Subordinated Lenders hereunder to make Senior Subordinated Loans and the obligations of the Senior

Subordinated Lenders to make payments pursuant to Section 12.04(c) are several and not joint. The failure of any Senior Subordinated Lender to make its Senior Subordinated Loan or to make any payment under Section 12.04(c) on any date required hereunder shall not relieve any other Senior Subordinated Lender of its corresponding obligation to do so on such date, and no Senior Subordinated Lender shall be responsible for the failure of any other Senior Subordinated Lender to so make its Senior Subordinated Loan or to make its payment under
Section 12.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Senior Subordinated Lender to obtain the funds for any Senior Subordinated Loan in any particular place or manner or to constitute a representation by any Senior Subordinated Lender that it has obtained or will obtain the funds for any Senior Subordinated Loan in any particular place or manner.

      SECTION 2.11 SHARING OF PAYMENTS BY SENIOR SUBORDINATED LENDERS. Subject to the Subordination Provisions, if any Senior Subordinated Lender shall, by exercising any right of setoff or counterclaim or otherwise (except as specifically provided in the last paragraph of Section 8.03), obtain payment in respect of any principal of or interest on any of the Senior Subordinated Loan made by it resulting in such Senior Subordinated Lender's receiving payment of a proportion of the aggregate amount of its Senior Subordinated Loan and accrued interest thereon greater than its Applicable Percentage thereof as provided herein, then the Senior Subordinated Lender receiving such greater proportion shall (a) notify the Senior Subordinated Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Senior Subordinated Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Senior Subordinated Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Senior Subordinated Loans and other amounts owing them; provided that:

                  (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Senior Subordinated Lender as consideration for the assignment of or sale of a participation in any of its Senior Subordinated Loan to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Senior Subordinated Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Senior Subordinated Lender were a direct creditor of such Loan Party in the amount of such participation.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      SECTION 3.01 TAXES.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Senior Subordinated Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by any Laws to deduct any Indemnified Taxes (including any Other

Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Senior Subordinated Administrative Agent or Senior Subordinated Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law; provided, further that in respect of any such deduction from a payment in respect of an Senior Subordinated Obligation by any Borrower to any Senior Subordinated Lender, with the prior written consent of such Senior Subordinated Lender (in the sole discretion of such Senior Subordinated Lender), such Loan Party may pay the full amount so deducted as specifically agreed with such Senior Subordinated Lender (in lieu of paying the relevant Governmental Authority as provided in clause
(iii) above) pending the resolution of any contest of any Indemnified Taxes or Other Taxes in respect of such payment as provided in any such written agreement between such Loan Party and such Senior Subordinated Lender; and provided, further, that no such agreement with any Senior Subordinated Lender shall release or otherwise modify the obligations of the Loan Parties hereunder to any other Senior Subordinated Lender or the Senior Subordinated Administrative Agent.

            (b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

            (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Senior Subordinated Administrative Agent and each Senior Subordinated Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (which shall include a statement setting forth in reasonable detail the basis and calculation of any such payment or liability) delivered to the Loan Party Representative by a Senior Subordinated Lender (with a copy to the Senior Subordinated Administrative Agent), or by the Senior Subordinated Administrative Agent on its own behalf or on behalf of a Senior Subordinated Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Senior Subordinated Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued therefor), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Senior Subordinated Administrative Agent.

            (e) Status of Senior Subordinated Lenders. Any Foreign Senior Subordinated Lender that is entitled to an exemption from withholding tax under the Law of the jurisdiction in which the Borrowers are residents for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Senior Subordinated Loan Document shall deliver to the Loan Party Representative (with a copy to the Senior Subordinated Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Loan Party Representative or the Senior Subordinated Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding. In addition, any Senior Subordinated Lender, if requested by the Loan Party Representative or the Senior Subordinated Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Loan Party Representative or the Senior Subordinated Administrative Agent as will enable the Loan Party Representative or the Senior Subordinated Administrative Agent to determine whether or not such Senior Subordinated Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, any Foreign Senior Subordinated Lender and any Senior Subordinated Lender which is a Non-Corporate Domestic Senior Subordinated Lender shall deliver to the Loan Party Representative and the Senior Subordinated Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Senior Subordinated Lender becomes a Senior Subordinated Lender under this Agreement (and from time to time thereafter upon the request of the Loan Party Representative or the Senior Subordinated Administrative Agent, but only if such Foreign Senior Subordinated Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) in the case of a Foreign Senior Subordinated Lender,

                        (A) duly completed copies of Internal Revenue Service
            Form W-8BEN or W-8IMY, as appropriate (or any successor form), claiming eligibility for benefits of an income tax treaty to which the United States is a party and certifying that such Senior Subordinated Lender is entitled thereunder to a zero (0) rate of United States withholding tax in payments made pursuant to the Senior Subordinated Loan Documents,

                        (B) duly completed copies of Internal Revenue Service
            Form W-8ECI (or any successor form),

                        (C) in the case of a Foreign Senior Subordinated Lender
            claiming the benefits of the exemption for portfolio interest under
            Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Senior Subordinated Lender is not (I) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (II) a "ten percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code of any Borrower, or (III) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or Form W-81MY, as applicable (or any successor form), certifying that such Senior Subordinated Lender is exempt from United States withholding tax on payments made pursuant to the Senior Subordinated Loan Documents, or

                        (D) any other form prescribed by applicable Law as a
            basis for claiming exemption from United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made; and

                  (ii) in the case of a Non-Corporate Domestic Senior Subordinated Lender, a duly completed Internal Revenue Service Form W-9 (or any successor form).

      Each Senior Subordinated Lender which has delivered any of the forms described above as provided in this Section 3.01(e) shall deliver to the Loan Party Representative (with a copy to the Senior Subordinated Administrative Agent) to the extent it is legally entitled to do so such new forms prescribed by the IRS upon expiration or obsolescence of any such previously delivered forms or after the occurrence of an event requiring a change in the most recent such forms delivered by such Senior Subordinated Lender hereunder, in each case, not later than 30 days following the earlier of the date such Senior Subordinated Lender first becomes aware of the need to deliver such new form and the date of any request for such new form from the Loan Party Representative. Each such Senior Subordinated Lender shall also provide written notice to the Loan Party Representative (with a copy to the Senior Subordinated Administrative Agent) not later than 30 days after the date on which it determines that it is no longer in a position to deliver any such previously delivered form.

            (f) Treatment of Certain Refunds. If the Senior Subordinated Administrative Agent or any Senior Subordinated Lender determines, in its sole reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section (whether by way of direct payment or by offset), within 45 days of such determination it shall pay to the Loan Party Representative an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Senior Subordinated Administrative Agent or such Senior Subordinated Lender to the Loan Party Representative, agrees to repay the amount paid over to the Loan Party Representative (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Senior Subordinated Administrative Agent or such Senior Subordinated Lender in the event the Senior Subordinated Administrative Agent or such Senior Subordinated Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Senior Subordinated Administrative Agent or any Senior Subordinated Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party Representative, any Loan Party or any other Person.

      SECTION 3.02 INCREASED COSTS.

            (a) Capital Requirements. If any Senior Subordinated Lender determines that any Change in Law affecting such Senior Subordinated Lender or any Lending Office of such Senior Subordinated Lender or such Senior Subordinated Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Senior Subordinated Lender's capital or on the capital of such Senior Subordinated Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Senior Subordinated Lender or the Senior Subordinated Loan made by such Senior Subordinated Lender to a level below that which such Senior Subordinated Lender or such Senior Subordinated Lender's holding company could have achieved but for such Change in Law (taking into consideration such Senior Subordinated Lender's policies and the policies of such Senior Subordinated Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Senior Subordinated Lender such additional amount or amounts as will compensate such Senior Subordinated Lender or such Senior Subordinated Lender's holding company for any such reduction suffered.

            (b) Certificates for Reimbursement. A certificate of a Senior Subordinated Lender setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Senior Subordinated Lender or its holding company, as the case may be, as specified in subsection (a) of this Section and delivered to the Loan Party Representative shall be conclusive absent manifest error. The Borrowers shall pay such Senior Subordinated Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (c) Delay in Requests. Failure or delay on the part of any Senior Subordinated Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Senior Subordinated Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Senior Subordinated Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Senior Subordinated Lender notifies the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of such Senior Subordinated Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      SECTION 3.03 MITIGATION OBLIGATIONS; REPLACEMENT OF SENIOR SUBORDINATED LENDERS.

            (a) Designation of a Different Lending Office. If any Senior Subordinated Lender requests compensation under Section 3.02, or a Borrower is required to pay any additional amount or indemnification to any Senior Subordinated Lender or any Governmental Authority for the account of any Senior Subordinated Lender pursuant to Section 3.01, or if any Senior Subordinated Lender gives a notice pursuant to Section 3.02, then such Senior Subordinated Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Senior Subordinated Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Senior Subordinated Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, and (ii) in each case, would not subject such Senior Subordinated Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Senior Subordinated Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Senior Subordinated Lender in connection with any such designation or assignment.

            (b) Replacement of Senior Subordinated Lenders. If any Senior Subordinated Lender requests compensation under Section 3.02 with respect to circumstances that do not affect the other Senior Subordinated Lenders hereunder, or if a Borrower is required to pay any additional amount or indemnification to any Senior Subordinated Lender or any Governmental Authority for the account of any Senior Subordinated Lender pursuant to Section 3.01, the Borrowers may replace such Senior Subordinated Lender in accordance with Section 12.13.

      SECTION 3.04 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender claiming compensation under this Article III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Senior Subordinated Administrative Agent or such Senior Subordinated Lender may use any reasonable averaging and attribution methods.

      SECTION 3.05 SURVIVAL. All of the Borrowers' obligations under this
Article III shall survive termination of the Commitments and repayment of all other Senior Subordinated Obligations hereunder.

                                   ARTICLE IV

                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      SECTION 4.01 CONDITIONS OF THE BORROWING. The obligation of each Senior Subordinated Lender to make its Senior Subordinated Loan hereunder is subject to satisfaction of the following conditions precedent:

            (a) The Senior Subordinated Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if such Loan Party is a party thereto), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Senior Subordinated Administrative Agent and each of the Senior Subordinated Lenders:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Senior Subordinated Administrative Agent, each Senior Subordinated Lender and the Loan Party Representative;

                  (ii) original Notes executed by the Borrowers in favor of each Senior Subordinated Lender requesting a Note;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer or a Secretary of each Loan Party as the Senior Subordinated Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act on behalf of such Loan Party in connection with this Agreement and the Notes to which such Loan Party is a party;

                  (iv) such documents and certifications as the Senior Subordinated Administrative Agent may reasonably require to evidence that each of the Consolidated Parties is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of the Loan Parties, certificates of good standing and/or qualification to engage in business of the Loan Parties;

                  (v) a favorable opinion of special counsel for the Loan Parties, addressed to the Senior Subordinated Administrative Agent and each Senior Subordinated Lender, as to the matters set forth in Exhibit E hereto and such other matters concerning the Loan Parties, the Senior Subordinated Loan Documents and the consents and approvals from Governmental Authorities referred to in clause (vi) below as the Senior Subordinated Administrative Agent and the Senior Subordinated Syndication Agents may reasonably request;

                  (vi) a certificate of a Responsible Officer or the Secretary of the Loan Party Representative either attaching copies of, or describing, all Governmental Authorizations (including FCC Licenses and PUC Authorizations), and all material consents and approvals of shareholders and other Persons, required in connection with the execution, delivery and performance by each Loan Party, and the validity against such Loan Party of the Senior Subordinated Loan Documents and the other Transaction Documents to which it is a party (including, without limitation, the expiration, without imposition of material conditions, of all applicable waiting periods in connection with the transactions contemplated by the Senior Subordinated Loan Documents and the other Transaction Documents), and such consents, licenses and approvals shall be in full force and effect;

                  (vii) copies of the financial statements referred to in Sections 5.05(a) through (c);

                  (viii) a certificate signed by a Responsible Officer or the Secretary of Holdings certifying (A) that the representations and warranties of the Loan Parties contained in Article V are true and correct in all material respects on and as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (B) no Default exists or would result from the Borrowing or the application of the proceeds thereof, and (C) that there has been no event or circumstance since the date of the most recent Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (ix) certified copies of all Transaction Documents (other than the Senior Subordinated Loan Documents), which shall be in form and substance reasonably satisfactory to the Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent

                  (x) a duly completed Loan Notice executed by a Responsible Officer of the Loan Party Representative which shall specify, among other things, each Applicable Borrower making the Borrowing on the Closing Date; and

                  (xi) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Senior Subordinated Administrative Agent or the Required Lenders reasonably may require.

            (b) The Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent shall be satisfied that the Transaction has been consummated in accordance with the Transaction Documents or that satisfactory arrangements for such transactions and for the application of the proceeds thereof have been made.

            (c) The Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent shall be satisfied that, concurrently with the Closing Date, all existing Indebtedness of the Consolidated Parties (including the Existing Subordinated Notes) has been repaid, redeemed or defeased in full or otherwise satisfied and extinguished, except the Indebtedness permitted pursuant to Section 7.03, and all Liens securing such obligations have been or concurrently with the Closing Date are being released, other than Liens described on Schedule 7.01 and other Permitted Liens.

            (d) After giving effect to the transactions contemplated by the Transaction Documents, the Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent shall be reasonably satisfied with, the corporate, capital and ownership structure (including, without limitation, the organizational documents and each agreement and instrument relating thereto, and the amount, terms and holders of intercompany Indebtedness of the Consolidated Parties.

            (e) The Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent shall be satisfied that (A) the Consolidated Parties will be able to meet their obligations under all employee and retiree welfare plans,
(B) the employee benefit plans of Holdings and its ERISA Affiliates are, in all material respects, funded in accordance with minimum statutory requirements, (C) no Reportable Event, but excluding events for which reporting has been waived, has occurred as to any such employee benefit plan and (D) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in any material liability.

            (f) There shall exist (i) no order, decree, judgment, ruling, injunction, writ, temporary restraining order or other order of any nature issued by any court or Governmental Authority or (ii) no action, suit, investigation, litigation, claim, dispute or proceeding, pending, or to the knowledge of the Loan Party Representative, threatened or contemplated, at law or in equity, in arbitration or before any

Governmental Authority by or against any Consolidated Party or against any of their respective properties or revenues, in each case, that (A) purports to affect, pertain to or enjoin or restrain the execution, delivery and performance of the Senior Subordinated Loan Documents and any other Transaction Document or any transactions contemplated hereby or thereby, (B) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or
(C) purports to affect the legality, validity or enforceability of any Senior Subordinated Loan Document or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

            (g) No Law shall be applicable, in the judgment of the Senior Subordinated Arrangers and the Senior Subordinated Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Senior Subordinated Loan Documents and the other Transaction Documents, except for the consents and approvals of the FCC and any applicable PUC that would be necessary in connection with a change of control of certain Loan Parties or the transfer or assignment of certain Governmental Authorizations.

            (h) On the Closing Date after giving effect to the transactions contemplated by the Transaction Documents, the Borrowers shall have received gross proceeds from the Senior Facilities, which when aggregated with the Senior Subordinated Loans shall be sufficient to, and shall be used to, consummate the transactions contemplated in the Transaction Documents to be consummated on the Closing Date, including the payment of bonuses to management of the Consolidated Parties and to pay fees and expenses in connection with the Transaction in amounts approved by the Senior Subordinated Arrangers.

            (i) The Senior Subordinated Administrative Agent shall have received certification as to the financial condition and solvency of each Loan Party after giving effect to the transactions contemplated by the Transaction Documents by the chief financial officer of Holdings.

            (j) The Senior Subordinated Loans shall have received a debt rating from Moody's and S&P.

            (k) The Commitment Letter and Fee Letter shall be in full force and effect and Holdings shall have complied with all of its obligations thereunder.

            (l) Any fees and expenses required to be paid on or before the Closing Date shall have been paid, including those fees and expenses set forth in the Commitment Letter and Fee Letter, or shall be paid from the proceeds of the Senior Subordinated Loans on the Closing Date.

            (m) The Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Senior Subordinated Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional reasonable amounts of fees, charges and disbursements of counsel to the Senior Subordinated Administrative Agent as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Senior Subordinated Administrative Agent incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts among the Borrowers and the Senior Subordinated Administrative Agent) or such amounts shall be paid from the proceeds of the initial Senior Subordinated Loans on the Closing Date.

      Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Senior Subordinated Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Senior Subordinated Lender unless the Senior Subordinated Administrative Agent shall have received notice from such Senior Subordinated Lender prior to the proposed Closing Date specifying its objection thereto.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants to the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders that:

      SECTION 5.01 EXISTENCE, QUALIFICATION AND POWER. Each of the Consolidated Parties (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite Governmental Authorizations to (i) own its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Senior Subordinated Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Senior Subordinated Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Senior Subordinated Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) in any material respect conflict with or result in any breach or contravention of, or (except for the Liens securing Designated Senior Indebtedness) the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

      SECTION 5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No Governmental Authorization (including, without limitation, any FCC License or PUC Authorization) and no material approval, consent, authorization, or other action, or notice to any other Person (including any party to any contract or agreement to which any of Holdings or its Restricted Subsidiaries is a party) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Senior Subordinated Loan Document (other than those that have been obtained or that may be required in respect of any Governmental Authorization or Contractual Obligation upon the exercise of remedies under the Senior Subordinated Loan Documents), (b) the validity or enforceability of any Senior Subordinated Loan Documents against the Loan Parties, or (c) the consummation of the transactions contemplated hereby, including the consummation of all the transactions contemplated in the Transaction Documents (except for such actions as are permitted in respect of the Senior Facilities).

      SECTION 5.04 BINDING EFFECT. This Agreement has been, and each other Senior Subordinated Loan Document to which any Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Senior Subordinated Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

            (a) The Audited Financial Statements furnished to each of the Senior Subordinated Administrative Agent and each Senior Subordinated Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries, Southwest and its Subsidiaries and Southwest II and its Subsidiaries, as applicable, as of the date thereof, and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries, Southwest and its Subsidiaries and Southwest II and its Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required in accordance with GAAP.

            (b) The Unaudited Financial Statements furnished to the Senior Subordinated Administrative Agent and each Senior Subordinated Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition, when read together with the notes therein, of Holdings and its Subsidiaries as of the date thereof, and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness to the extent required in accordance with GAAP.

            (c) The unaudited consolidated balance sheets and income statements (including a calculation of Consolidated EBITDA) of Holdings and its Subsidiaries, as at the end of the most recent fiscal quarter prior to the Closing Date for which financial information is available, were prepared on a Pro-Forma Basis giving effect to the consummation of the Transaction, for the trailing four quarters of operations ending on such most recently ended fiscal quarter of Holdings and its Subsidiaries, and have been furnished to each Senior Subordinated Lender. Such pro-forma balance sheets and income statements have been prepared in good faith by Holdings based on the assumptions believed by Holdings on the date hereof and on the Closing Date to be reasonably based on the best information available to Holdings as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the transactions contemplated by the Transaction Documents, and present fairly in all material respects on a Pro-Forma Basis the estimated consolidated financial position of Holdings and its Subsidiaries as of the most recent fiscal quarter prior to the Closing Date. None of Holdings or any of its Subsidiaries has any reason to believe that such pro-forma balance sheets or income statements are misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

            (d) As of the Closing Date, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.06 LITIGATION. There are no actions, suits, investigations (to the knowledge of the Consolidated Parties), litigations, claims, disputes or proceedings, pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of Holdings or any of its Restricted Subsidiaries or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Senior Subordinated Loan Documents or any other Transaction Documents, or any of the transactions contemplated hereby or thereby, (b) (i) as of the Closing Date, except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to result in (A) a judgment or order for the payment of money exceeding the Threshold Amount and not covered by insurance or (B) a non-monetary judgment that could reasonably be expected to have a Material Adverse Effect, and (ii) at any time after the Closing Date, (A) there has been no material adverse change in the status, or financial effect on any Loan Party or any Restricted Subsidiary thereof, of the matters described on
Schedule 5.06, or (B) either individually or in the aggregate, could reasonably be expected to result in a judgment that could reasonably be expected to have a Material Adverse Effect, or (c) purport to affect the legality, validity or enforceability of the Senior Subordinated Loan Documents and any other Transaction Document or the consummation of the transactions contemplated hereby and thereby.

      SECTION 5.07 NO DEFAULT. None of Holdings nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Senior Subordinated Loan Document or any other Transaction Document.

      SECTION 5.08 SUBSIDIARIES AND EQUITY INVESTMENTS. On and as of the Closing Date, Holdings and each Restricted Subsidiary has no First-Tier Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.08 (including the jurisdiction of organization, classes of Equity Interests, options, warrants, rights of subscription, conversion and exchangeability and other similar rights, ownership and ownership percentages thereof), and neither Holdings nor any of its Restricted Subsidiaries has equity investments, with an original cost for any such investment in excess of $250,000, in any other corporation or entity other than those specifically disclosed in Part (b) of
Schedule 5.08 (other than any such equity investments constituting securities or security entitlements maintained in a securities account). The outstanding shares of Equity Interests shown have been validly issued, fully-paid and are non-assessable (other than with respect to any partnership or limited liability company) and owned free and clear of Liens other than Permitted Liens.

      SECTION 5.09 OWNERSHIP. Schedule 5.09 sets forth a true and accurate list as of the Closing Date of each holder of Equity Interests of Holdings and Southwest, indicating the name of each such holder and the Equity Interests held by each such Person. All of such outstanding shares of Equity Interests of Holdings and Southwest have been duly and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights of any stockholder. Except as set forth on Schedule 5.09 or as set forth in their Organization Documents, as of the Closing Date there are no shareholders agreements or other agreements pertaining to the ownership of the Equity Interests of Holdings and Southwest.

      SECTION 5.10 OWNERSHIP OF PERSONAL PROPERTY; LIENS. Each Consolidated Party has good title to all of its respective personal properties and assets that are material to its business, free and clear of any Liens, except for Permitted Liens. Each Consolidated Party has obtained all Governmental Authorizations and all private permits, licenses, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of such properties and assets and the conduct of its business, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.11 REAL ESTATE, LEASES. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Consolidated Party has (i) good and marketable fee title to all of its owned Real Property Assets and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens.

            (a) All Governmental Authorizations and all private consents, approvals and authorizations with respect to the Real Property Assets, necessary to enable the Consolidated Parties to lawfully occupy and use such property for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect except as could not reasonably be expected to have a Material Adverse Effect. All the Real Property Assets are in compliance in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990.

      SECTION 5.12 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 5.12 or as would not reasonably be expected to have a Material Adverse Effect:

            (a) Each of the facilities and properties owned, leased or operated by any Consolidated Party (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law by any Consolidated Party with respect to the Subject Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

            (b) None of the Subject Properties contains, or has previously contained, any Hazardous Materials at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) None of the Consolidated Parties has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any of the Consolidated Parties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Loan Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Subject Properties or the Businesses.

            (f) There has been no release or threat of release of Hazardous Materials at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of the Consolidated Parties in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

      SECTION 5.13 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule
5.13 or as permitted pursuant to Section 7.09, none of Holdings or any of its Restricted Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Closing Date, a party to or engaged in any transaction with, and none of the properties and assets of any of Holdings or any of its Restricted Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Closing Date, subject to or bound by any agreement or arrangement with any Affiliate of Holdings (other than transactions, agreements and arrangements with another Restricted Subsidiary).

      SECTION 5.14 TAXES. Each Consolidated Party has filed, has caused to be filed or has been included in all Federal and all material state, local and other tax returns and reports required to be filed, and has paid all Taxes shown thereon to be due and all Federal and all material state, local and other tax assessment fees and other governmental charges levied or imposed upon them or their properties, income or assets, together with applicable interest and penalties, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. No Loan Party knows of any claims by any Governmental Authority for any unpaid Taxes against any of Holdings or any of its Restricted Subsidiaries that would, if made, have a Material Adverse Effect. No Loan Party is a party to any tax sharing agreement other than as may be permitted pursuant to Section 7.09.

      SECTION 5.15 ERISA COMPLIANCE.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Holdings and each of its ERISA Affiliates have made all required material contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan in respect of any amount in excess of the Threshold Amount.

            (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) Except for any thereof that do not give rise to any liability on the part of the Consolidated Parties which individually or in the aggregate is reasonably expected to exceed the Threshold Amount: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      SECTION 5.16 PURPOSE OF SENIOR SUBORDINATED LOANS. The proceeds of the Senior Subordinated Loans are to be used solely (a) to refinance, in part, the outstanding obligations under the Existing Credit Agreements and the Existing Subordinated Notes and to pay fees and expenses incurred in connection with the Transaction including those contemplated by Section 4.01(l) and to fund the Restricted Payments which are part of the Transaction.

      SECTION 5.17 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

            (a) None of the Consolidated Parties is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Senior Subordinated Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

            (b) None of the Consolidated Parties (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. The making of the Senior Subordinated Loans or the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of other transactions contemplated hereunder, will not violate any provision of any such Act or any rule, regulation or order of the SEC.

      SECTION 5.18 DISCLOSURE. Each of the Consolidated Parties has disclosed to the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Consolidated Party to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Senior Subordinated Loan Documents or delivered hereunder or thereunder or under any other Senior Subordinated Loan Document (in each case, as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, each Consolidated Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

      SECTION 5.19 COMPLIANCE WITH LAWS. Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.20 LABOR MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect:

            (a) There are no strikes or lockouts against any Consolidated Party pending or, to the best knowledge of the Loan Parties, threatened.

            (b) The hours worked by and payments made to employees of the Consolidated Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign Law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof.

            (c) All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Consolidated Party.

            (d) Except as set forth in Schedule 5.20, none of the Consolidated Parties is a party to a collective bargaining agreement.

      Set forth on Schedule 5.20 is a summary as of the Closing Date of all labor matters pending or, to the best knowledge of the Loan Parties, threatened by or against any Consolidated Party that could reasonably be expected to result in a material liability, and none of such labor matters, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.21 SOLVENCY. Immediately after giving effect to the Borrowing,
(a) the fair value of the assets of each of the Loan Parties will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each of the Loan Parties will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature, and (c) each of the Loan Parties will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      SECTION 5.22 NATURE OF BUSINESS. Each of Holdings, Southwest and Southwest II (a) is engaged solely in the business of (i) being a holding company for its Restricted Subsidiaries and any Unrestricted Subsidiaries and (ii) entering into and performing its obligations under the Transaction Documents to which it is a party and other Indebtedness permitted pursuant hereto, (b) holds no Equity Interests other than those of its Restricted Subsidiaries and any Unrestricted Subsidiaries and in the case of Southwest II, equity interests in Southwest, and
(c) has no Indebtedness except as permitted pursuant to Section 7.03(a), (b),
(c), (d) or (h). As of the Closing Date, Holdings and its Subsidiaries are not engaged in any business other than the telecommunications business.

      SECTION 5.23 INDEPENDENT CREDIT ANALYSIS. Each Guarantor has, independently and without reliance upon the Senior Subordinated Agents or any Senior Subordinated Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the Senior Subordinated Guaranty herein and each other Senior Subordinated Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

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                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

      So long as any Senior Subordinated Lender shall have any Commitment hereunder, any Senior Subordinated Loan or other non-contingent Senior Subordinated Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Consolidated Party to:

      SECTION 6.01 FINANCIAL STATEMENTS. Deliver to the Senior Subordinated Administrative Agent (for further distribution to each Senior Subordinated Lender), in form and detail reasonably satisfactory to the Senior Subordinated Administrative Agent and the Required Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year thereafter of Holdings (commencing with the fiscal year ended December 31, 2004), (i) a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal year, and the respective related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, and (ii) a consolidating balance sheet (A) of each Unrestricted Subsidiary which is either a First-Tier Subsidiary of Holdings or a First-Tier Subsidiary of any of its Restricted Subsidiaries and (B) of each material Restricted Subsidiary of Holdings, as at the end of such fiscal year, and the respective related consolidating statements of income or operations, for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated balance sheet and statements to be audited and accompanied by reports and opinions of an independent certified public accountant of nationally recognized standing, which reports and opinions shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and each such consolidating balance sheet and statements to be certified by a Responsible Officer of Holdings to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries, as applicable;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended March 31, 2005), (i) a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (ii) a consolidating balance sheet (A) of each Unrestricted Subsidiary which is either a First-Tier Subsidiary of Holdings or a First-Tier Subsidiary of any of its Restricted Subsidiaries and (B) of each material Restricted Subsidiary of Holdings, as at the end of such fiscal quarter, and the related consolidating statements of income or operations, for such fiscal quarter and for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (iii) a schedule describing in reasonable detail each transaction during such fiscal quarter between a Consolidated Party and an Unrestricted Subsidiary or other Affiliate of Holdings (other than any of its Restricted Subsidiaries), such consolidated balance sheet and statements to be certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries, on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes and such consolidating balance sheet and statements and such affiliate transaction schedule to be certified by a Responsible Officer of Holdings to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries and that such schedule is true, accurate and complete in all material respects; and

            (c) as soon as available, but in any event no later than 45 days after the beginning of each fiscal year of Holdings, a detailed forecast prepared by management of Holdings in form reasonably satisfactory to the Senior Subordinated Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a monthly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(b), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation or the obligation of the Loan Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      SECTION 6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Senior Subordinated Administrative Agent (for further distribution to each Senior Subordinated Lender), in form and detail reasonably satisfactory to the Senior Subordinated Administrative Agent:

            (a) promptly after receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Consolidated Party by independent accountants in connection with the accounts or books of any Consolidated Party, or any audit of any of them;

            (b) promptly after the same are available, (i) copies of management discussion and analysis in relationship to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b), (ii) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings or the Surviving Parent, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Surviving Parent may file or be required to file with the SEC under
Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Senior Subordinated Administrative Agent pursuant hereto (other than any Form S-8 registration statements and other reports relating to employee benefit plans, supplements to registration statements relating solely to pricing of securities offerings for which registration statements were previously filed and Forms D with respect to transactions otherwise described on a Form 8-K), and (iii) upon the reasonable request of the Senior Subordinated Administrative Agent, copies of all reports and written information to and from (A) the FCC or any PUC of any State with jurisdiction over the property or business of any Consolidated Party or (B) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor or other agencies or authorities concerning environmental, health or safety matters;

            (c) promptly, and in any event within two Business Days after receipt thereof or any Responsible Officer of any Loan Party first becomes aware thereof, (i) notice of any material breach or non-performance by any Loan Party of, or any material default under, any Material Document, (ii) copies of all notices, requests and other documents received by any Loan Party or any of its Restricted Subsidiaries under or pursuant to any Material Document regarding or related to any breach or default by any party thereto that has not been cured or is not expected to be cured within any time period for cure provided in such Material Document or any other event relating thereto that could be reasonably expected to have a Material Adverse Effect and (iii) copies of any amendment, modification or waiver of any provision of any Material Document;

            (d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof; and

            (e) promptly, such additional information regarding the business, financial or corporate affairs of any Consolidated Party, or compliance with the terms of the Senior Subordinated Loan Documents, as the Senior Subordinated Administrative Agent may from time to time reasonably request.

      Documents required to be delivered pursuant to Sections 6.01(a) or (b) or
Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings' website on the Internet at the website address listed on Schedule 12.02, or (ii) on which such documents are posted on Holdings' behalf on an Internet or another intranet website, if any, to which each Senior Subordinated Lender and the Senior Subordinated Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Senior Subordinated Administrative Agent); provided that, the Loan Party Representative shall notify the Senior Subordinated Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Senior Subordinated Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Senior Subordinated Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties or the Loan Party Representative with any such request for delivery, and each Senior Subordinated Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Each Loan Party hereby acknowledges that (a) the Senior Subordinated Administrative Agent and/or the Senior Subordinated Arrangers will make available to the Senior Subordinated Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "Loan Party Materials") by posting the Loan Party Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Senior Subordinated Lenders may be "public-side" Senior Subordinated Lenders (i.e., Senior Subordinated Lenders that do not wish to receive material non-public information with respect to any Loan Party or its securities) (each, a "Public Senior Subordinated Lender"). Each Loan Party hereby agrees that (w) each Loan Party will use commercially reasonable efforts to identify that portion of the Loan Party Materials that may be made available to Public Senior Subordinated Lenders and that all such Loan Party Materials shall be clearly and conspicuously marked "PUBLIC" by the Loan Parties which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof;
(x) by marking Loan Party Materials "PUBLIC," the Loan Parties shall be deemed to have authorized the Senior Subordinated Administrative Agent, the Senior Subordinated Arrangers and the Senior Subordinated Lenders to treat such Loan Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or its securities for purposes of United States Federal and state securities laws; (y) all Loan Party Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Senior Subordinated Administrative Agent and the Senior Subordinated Arrangers shall be entitled to treat any Loan Party Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." The Loan Parties shall be under no obligation to designate any Loan Party Materials as "PUBLIC."

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

      SECTION 6.03 NOTICES. Promptly and, in any event, within two days after any Responsible Officer of any Loan Party first becomes aware of any of the following occurrences, notify the Senior Subordinated Administrative Agent and each Senior Subordinated Lender:

            (a) of the occurrence of any Default;

            (b) of any dispute, action, litigation, investigation or proceeding between any Consolidated Party and any Governmental Authority, or the commencement of, or any material development in, any action, litigation, investigation or proceeding against any Consolidated Party, including pursuant to any applicable Environmental Laws, in any such case, which could reasonably be expected to have a Material Adverse Effect;

            (c) the receipt of any tax assessment against any of Holdings or its Restricted Subsidiaries for unpaid Taxes in excess of the Threshold Amount;

            (d) of the occurrence of any ERISA Event which could reasonably be expected to result in liability in excess of the Threshold Amount;

            (e) of any material change in accounting policies or financial reporting practices by any Consolidated Party; and

            (f) of any announcement by Moody's or S&P of any change or possible change in a debt rating.

      Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings or any Restricted Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Senior Subordinated Loan Document that have been breached.

      SECTION 6.04 PAYMENT OF OBLIGATIONS. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including
(a) all Federal Taxes and all other material tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained,
(b) all lawful claims which, if unpaid, would by Law become a Lien (other than a Permitted Lien) upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless such Indebtedness is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

      SECTION 6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain, in full force and effect its (i) legal existence and (ii) good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all Governmental Authorizations and all material rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect; provided, however, that no Loan Party shall be required to preserve any Governmental Authorization or any material right, privilege, permit, license, approval or franchise if the general partner, board of managers, board of directors (or group performing a similar function) of such Loan Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party and that the loss thereof is not disadvantageous in any material respect to such Loan Party or the Senior Subordinated Lenders; provided, further, that no such determination shall excuse any breach of the Loan Parties' obligations under any other provision of this Agreement or any other Senior Subordinated Loan Document if preservation of any such Governmental Authorization, right, privilege, permit, license approval or franchise is necessary to the compliance by the Loan Parties with the requirements thereof; and provided further that any Loan Party shall be permitted to change its name on not less than 30 days prior written notice to the Senior Subordinated Administrative Agent.

      SECTION 6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Casualty and Condemnation excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      SECTION 6.07 COMPLIANCE WITH LAWS, CONTRACTUAL OBLIGATIONS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and all Contractual Obligations to which it is a party, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or Contractual Obligation is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

      SECTION 6.08 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Consolidated Parties, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Consolidated Parties.

      SECTION 6.09 INSPECTION RIGHTS. Permit representatives and independent contractors of the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Party Representative; provided, however, that when an Event of Default exists the Senior Subordinated Administrative Agent or any Senior Subordinated Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

      SECTION 6.10 FURTHER ASSURANCES WITH RESPECT TO ADDITIONAL SUBSIDIARIES.
(a) Cause the Loan Party Representative to notify the Senior Subordinated Administrative Agent at the time that any Consolidated Party shall organize or Acquire a new Subsidiary not later than 10 Business Days following the date of such organization and not later than the date of such Acquisition. Such notice shall specify its name, type of organization and jurisdiction of organization, a brief description of the location and type of operations of such Person and either that such Subsidiary is a Restricted Subsidiary or has been Designated an Unrestricted Subsidiary hereunder as provided in Section 6.10(b);

            (b) In the case of any such newly organized or Acquired Subsidiary which has been Designated as an Unrestricted Subsidiary, Holdings shall deliver to the Senior Subordinated

Administrative Agent a certificate of a Responsible Officer of Holdings, (i) Designating such Person as an Unrestricted Subsidiary and (ii) certifying that the organization or Acquisition of such Person was in compliance with the provisions of Sections 7.13 and 7.14; and

            (c) In the case of any newly organized or Acquired Restricted Subsidiary which is a Domestic Subsidiary, cause such Person to execute and deliver a Senior Subordinated Joinder Agreement in form and substance reasonably satisfactory to the Senior Subordinated Administrative Agent.

      SECTION 6.11 USE OF PROCEEDS. Use the proceeds of the Senior Subordinated Loans solely for the purposes set forth in Section 5.19.

      SECTION 6.12 ENVIRONMENTAL. (a) Provide the Senior Subordinated Administrative Agent with a copy of any report furnished to the Senior Administrative Agent of an environmental assessment as to the nature and extent of the presence of Hazardous Materials on any Subject Properties and as to the compliance by the Consolidated Parties with Environmental Laws at such Subject Properties.

            (a) Conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Senior Subordinated Lender shall have any Commitment hereunder, any Senior Subordinated Loan or other non-contingent Senior Subordinated Obligation hereunder shall remain unpaid or unsatisfied, the Loan Parties shall not, directly or indirectly, nor shall they permit any other Consolidated Party to, directly or indirectly:

      SECTION 7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (with such Liens described below being referred to herein as "Permitted Liens"):

            (a) (i) Liens securing Senior Indebtedness; and (ii) Liens securing any Indebtedness ranking junior in right of payment to the Senior Indebtedness, solely to the extent that the Loan Parties make effective provision for securing the Senior Subordinated Loans and all other Senior Subordinated Obligations equally and ratably with such Indebtedness referred to in this clause (ii) or, in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured;

            (b) Liens existing on the date hereof and described on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

            (c) Liens for taxes, fees, assessments or other governmental charges, not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04; provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;

            (e) Liens, including pledges or deposits made by any Consolidated Party, in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) easements, rights-of-way, restrictions, survey exceptions, reservations, licenses and other similar encumbrances affecting real property of any Loan Party or any of their Restricted Subsidiaries incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (g) Permitted Encumbrances (as defined in any mortgage securing the Senior Facilities);

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i) Liens securing Indebtedness permitted under Section 7.03(f);

            (j) Liens on property of a Restricted Subsidiary Acquired by a Consolidated Borrower Party after the Closing Date in a Permitted Acquisition or Permitted Asset Exchange; provided, however, that (i) such Liens were not created in contemplation of such Acquisition, (ii) if such Acquisition is effected by a merger or consolidation with an existing Consolidated Borrower Party, such Liens do not encumber any assets or property previously owned by such Consolidated Borrower Party and (iii) if such Liens secure any Indebtedness, such Indebtedness is otherwise permitted under Section 7.03(g);

            (k) leases and subleases of Real Property Assets of a Consolidated Party which do not materially interfere with the ordinary conduct of the business of such Consolidated Party;

            (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

            (m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by any Consolidated Borrower Party in the ordinary course of business;

            (n) Liens securing the performance of, or payment in respect of, leases, bids, tenders, government contracts (other than for the repayment of borrowed money), surety, performance and other obligations of a similar nature incurred in the ordinary course of business;

            (o) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods; and

            (p) Liens arising by virtue of statute in favor of any holder of Senior Indebtedness in respect of the Investment of the Loan Parties in non-voting participation certificates of such holder permitted pursuant to
Section 7.02(b).

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

      SECTION 7.02 INVESTMENTS. Make or hold any Investments in any Person, except:

            (a) Investments held in the form of Cash Equivalents;

            (b) Investments made on or prior to the Closing Date, including Investments in the Wireless Partnerships, Investments in the SCCs and other Investments in non-voting participation certificates of any holder of Designated Senior Indebtedness, in each case, as set forth in Schedule 5.08 as of the Closing Date (and in respect of any such scheduled non-voting participation certificates of a holder of Designated Senior Indebtedness, additional Investments made after the Closing Date in such non-voting certificates including accruals on such certificates made by such holder of Designated Senior Indebtedness in accordance with its bylaws and capital plan);

            (c) Advances or loans to directors, officers and employees of any Loan Party or in the ordinary course of business as presently conducted in a principal amount not to exceed $2,500,000 in the aggregate at any one time outstanding; provided, however that any such advances or loans to directors or executive officers shall only be permitted to the extent allowable under Sarbanes-Oxley;

            (d) Investments by any Loan Party in the form of contributions to capital or loans or advances (i) outstanding or made on the Closing Date in any other Consolidated Party and (ii) made in any Consolidated Borrower Party at any time after the Closing Date (or made in any other Consolidated Party for the sole purpose of funding a substantially contemporaneous Investment in a Consolidated Borrower Party by such other Consolidated Party); provided that (A) immediately before and after giving effect thereto, no Default exists or would result therefrom and (B) each item of intercompany Indebtedness shall be unsecured;

            (e) Investments constituting (i) accounts receivable received and other trade credit granted in the ordinary course of business; (ii) stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (iii) prepaid expenses, negotiable instruments held for collection and lease, and utility and workers' compensation, performance and other similar deposits; (iv) deposits of proceeds from sales and other dispositions permitted pursuant hereto with a "qualified intermediary," "qualified trustee" or similar Person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Code; and (v) Investments in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

            (f) Investments by any Consolidated Borrower Party that constitute Permitted Acquisitions or Permitted Asset Exchanges;

            (g) Investments by any Borrower in Swap Contracts permitted under
Section 7.03(e);

            (h) Guarantees permitted by Section 7.03; and

            (i) at any time that no Event of Default has occurred and is continuing or would result, Holdings and its Restricted Subsidiaries may make Investments in Foreign Restricted Subsidiaries, Unrestricted Subsidiaries and other Persons primarily engaged in a telecommunications business during the term of this Agreement which do not exceed in the aggregate the sum of (i) $20,000,000 or, if greater, such amount up to a maximum of $50,000,000 as would not cause the Maximum Total Leverage Amount to be less than $1.00 immediately after giving effect to any such Investment, plus (ii) Available Equity

Proceeds (giving effect to any other application of Available Equity Proceeds on the date of any such Investment).

      SECTION 7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under this Agreement and the Notes;

            (b) Senior Indebtedness under the Senior Facilities in an aggregate principal amount not to exceed $1,565,000,000 less the aggregate amount of all permanent prepayments or repayments of such Indebtedness;

            (c) additional Indebtedness in an aggregate principal amount of up to the Maximum Total Leverage Amount (as determined at the time such Indebtedness is incurred), provided that, except in the case of Designated Senior Indebtedness, (i) the terms of any such additional Indebtedness (A) shall not materially impair the ability of the Loan Parties to perform their obligations under the Senior Subordinated Loan Documents (other than pursuant to the Subordination Provisions) and (B) shall either not be materially more restrictive than the terms of the Senior Subordinated Loan Documents or if such terms are more restrictive, then in any case shall be no more restrictive, taken as a whole, on the Loan Parties than the covenants (taking into consideration the types thereof, the levels at which they are set and the qualifications thereto) and other terms which would customarily be found in a typical high yield senior unsecured note offering, (ii) no such Indebtedness (other than Senior Indebtedness) shall rank senior in right of payment to the Senior Subordinated Loans and (iii) no such Indebtedness shall have a maturity date of earlier than 90 days following the Maturity Date;

            (d) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

            (e) obligations (contingent or otherwise) of any Borrower existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view"; provided, that the Loan Parties may enter into fixed-to-floating Swap Contracts as a part of a program to reduce aggregate Consolidated Interest Charges, and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (f) purchase money Indebtedness of the Loan Parties including Capitalized Leases or Off-Balance Sheet Obligations; provided, however, that (i) the total aggregate amount of all such Indebtedness at any one time outstanding for the Loan Parties taken together, together with the aggregate amount of Indebtedness under Section 7.03(g) shall not exceed $25,000,000, (ii) such Indebtedness, when incurred, shall not exceed 100% of the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition, (iii) such Indebtedness is created and any Lien attaches to such Property concurrently with or within 90 days of the acquisition thereof, and
(iv) such Lien does not at any time encumber any Property other than the Property financed by such Indebtedness;

            (g) Indebtedness secured by Liens permitted pursuant to Section 7.01(j) and other unsecured Indebtedness in an aggregate amount at any one time outstanding for the Loan Parties taken together, together with the aggregate amount of Indebtedness under Section 7.03(f) shall not exceed $25,000,000; and

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            (h) intercompany Indebtedness permitted under Section 7.02(d), provided that no such Indebtedness shall rank senior in right of payment to the Senior Subordinated Loans.

      SECTION 7.04 FUNDAMENTAL CHANGES AND ACQUISITIONS.

            (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                  (i) each Consolidated Borrower Party may merge with or consolidate with any other Consolidated Borrower Party;

                  (ii) any Consolidated Borrower Party may be party to a transaction of merger or consolidation with any other Person in connection with a Permitted Acquisition of such Person; provided that (A) the continuing or Surviving Person shall be a Consolidated Borrower Party and
      (B) if such Consolidated Borrower Party is not the continuing or surviving Person, such continuing or surviving Person shall be a Consolidated Borrower Party and shall have complied with the terms of Sections 6.10;

                  (iii) in connection with a Permitted Restructuring Transaction, Holdings, Southwest and/or Southwest II may merge or consolidate with the Surviving Parent, any Additional Intermediate Holding Company a party to such Permitted Restructuring Transaction, or any of Holdings, Southwest or Southwest II; provided that (A) in connection with any such Restructuring Transaction the Surviving Parent and any such Intermediate Holding Company enter into a Senior Subordinated Joinder Agreement and agree to the terms of this Agreement as a Guarantor hereunder; (B) no Change of Control shall have occurred and be continuing or would result; and (C) no other Event of Default shall have occurred and be continuing or would result; and

                  (iv) a Restricted Subsidiary of Holdings may enter into a transaction of merger or consolidation in connection with a Disposition permitted under Section 7.05 (d), (e) or (f).

            (b) Permit any Loan Party to make any Acquisition, unless:

                  (i) in the case of an acquisition of Equity Interests of another Person, after giving effect to such acquisition,

                        (A) if the Acquisition is not of a controlling interest
            in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary, then only if such Acquisition would be permitted as an Investment under Section 7.02; and

                        (B) if the Acquisition is of a controlling interest in
            the subject Person such that after giving effect thereto the subject Person will be a Subsidiary, then only if such Acquisition constitutes a Permitted Acquisition or a Permitted Asset Exchange; and

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                  (ii) in the case of an Acquisition of all or any substantial portion of the Property (other than Equity Interests) of another Person, then only if such Acquisition will constitute a Permitted Acquisition or Permitted Asset Exchanges.

      SECTION 7.05 DISPOSITIONS. Make any Disposition (other than any Casualty or Condemnation) or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired for cash or for credit against the purchase price of similar or replacement property, in an aggregate amount not to exceed $10,000,000 in any fiscal year of Holdings;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of property by a Borrower or a Subsidiary of a Borrower (i) to any Borrower or any Restricted Subsidiary of a Borrower, (ii) as an Investment in any other Person to the extent permitted pursuant to Section 7.02(i); and Dispositions permitted by Section 7.04(a)(i), (ii) or (iii);

            (d) Permitted Asset Exchanges;

            (e) Dispositions by any Loan Party of all its Equity Interests in a Wireless Partnership; and

            (f) other Dispositions for cash not to exceed (i) in any calendar year, $45,000,000 or, if greater, such amount up to a maximum of $60,000,000 as would not cause the Maximum Total Leverage Amount to be less than $1.00 immediately after giving effect to any such Disposition, and (ii) in the aggregate for such Disposition and all prior Dispositions since the Closing Date, $130,000,000 or, if greater, such amount up to a maximum of $150,000,000 as would not cause the Maximum Total Leverage Amount to be less than $1.00 immediately after giving effect to any such Disposition;

provided, however, that any Disposition pursuant to subsections (a), (b), (d),
(e) and (f) shall be for fair market value.

      SECTION 7.06 RESTRICTED PAYMENTS. Declare or make any Restricted Payment, or incur any obligation contingent or otherwise to do so except that:

            (a) any Consolidated Party may declare and pay dividends and distributions payable solely in common stock or other common Equity Interests of such Consolidated Party;

            (b) any Consolidated Party may make Restricted Payments to any other Consolidated Borrower Party;

            (c) at any time that no Event of Default has occurred and is continuing or would result therefrom, any Consolidated Party may make Restricted Payments directly or indirectly (through another Consolidated Party) to Holdings in the aggregate amount of, and Holdings shall use the proceeds of such Restricted Payments to pay, actual advisory, monitoring and management fees pursuant to Holdings' Organization Documents, and administrative and other miscellaneous expenses incurred by Holdings in the ordinary course in accordance with Section 7.13(b) in an aggregate amount not to exceed $2,000,000 during any fiscal year of Holdings (in the case of the fiscal year of Holdings ending December 31, 2004, such annual amount permitted hereunder shall be reduced by the amount of any such payments made during such fiscal year but prior to the Closing Date);

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            (d) (i) the Consolidated Borrower Parties may make Restricted
Payments, directly or indirectly through other Consolidated Parties, to any other Consolidated Borrower Party for the purpose of paying Taxes owed by such Consolidated Borrower Party, excluding for this purpose any Taxes attributable to the income of Unrestricted Subsidiaries;

                  (ii) the Restricted Subsidiaries of Southwest II may make Restricted Payments, directly or indirectly through other Consolidated Parties, to Southwest II in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Southwest II and all members of the consolidated group including Southwest II for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes attributable to the income of Unrestricted Subsidiaries;

                  (iii) Southwest II and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to the Surviving Parent (on or after any date on which it becomes a Loan Party) in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Surviving Parent and all members of the consolidated group including the Surviving Parent for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes attributable to the income of (A) any Restricted Subsidiary of the Surviving Parent other than Southwest II and its Restricted Subsidiaries and (B) Unrestricted Subsidiaries;

                  (iv) during any tax period prior to, or in which occurs, a Permitted Restructuring Transaction, Holdings, Southwest and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to Holdings or Southwest's or Holding's members for the purposes of paying Taxes in an amount not to exceed a notional amount for such period equal to the product of (A) the net taxable income of Southwest and its Restricted Subsidiaries for such period, reduced by net operating losses of Southwest and its Restricted Subsidiaries in excess of taxable income for all prior periods, assuming that since its inception Southwest's sole assets were and are the Equity Interests in Enterprises and its Restricted Subsidiaries and Southwest had realized no tax items other than through Enterprises and its Restricted Subsidiaries, multiplied by (B) an assumed tax rate for such purposes equal to the highest combined federal, state and local income tax rate applicable to a resident of New York City at the time of the applicable tax period (assuming the full deductibility for U.S. federal income tax purposes of any state and local income taxes), excluding for this purpose any Taxes on income that is attributable to Unrestricted Subsidiaries;

                  (v) during any tax period after a Permitted Restructuring Transaction, Southwest and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to the Surviving Parent (on or after any date on which it becomes a Loan Party) in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Surviving Parent and all members of the consolidated group including the Surviving Parent for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes on income that is attributable to or allocable from (A) any Restricted Subsidiary of the Surviving Parent other than Southwest and its Restricted Subsidiaries and (B) Unrestricted Subsidiaries; and

                  (vi) during any tax year, the Consolidated Borrower Parties may make Restricted Payments, directly or indirectly through other Consolidated Parties, to each Restricted

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      Subsidiary of the Surviving Parent, in an amount not to exceed, and to be used solely for the immediate payment of, any actual state and local Taxes of such Restricted Subsidiary, excluding for this purpose any Taxes attributable to any Unrestricted Subsidiary, only if the Loan Parties would not be permitted to make such a Restricted Payment to fund the payment of such Taxes pursuant to clause (ii), (iii), (iv) or (v) above;

provided, however, that no Restricted Payment pursuant to this Section 7.06(d)(ii), (iii), (iv) or (v) may be paid by any Consolidated Borrower Party until 5 days after receipt by the Senior Subordinated Administrative Agent of a certificate of a Responsible Officer of the Loan Party Representative in form and substance reasonably acceptable to the Senior Subordinated Administrative Agent demonstrating compliance with the foregoing provisions (such payments, "Permitted Tax Dividends");

            (e) the Consolidated Parties may make the Restricted Payments on the Closing Date as a part of the Transaction in an amount not to exceed the amount specified in the definition thereof; and

            (f) at any time that no Event of Default has occurred and is continuing or would result, Holdings and its Restricted Subsidiaries may purchase, redeem or otherwise acquire or retire Equity Interests held by current or former employees in an aggregate amount not to exceed $15,000,000 during the term of this Agreement.

      SECTION 7.07 AMENDMENT, ETC. OF MATERIAL DOCUMENTS AND PAYMENTS IN RESPECT OF INDEBTEDNESS.

            (a) After the issuance or incurrence thereof, amend or modify (or permit the amendment or modification of (including any waivers of)), the terms of any Indebtedness in a principal amount in excess of the Threshold Amount (except, in the case of Designated Senior Indebtedness, pursuant to a Permitted Amendment/Refinancing) in a manner taken as a whole, with respect to any Indebtedness other than Designated Senior Indebtedness, adverse in any material respect, taken as a whole, to the interests of the Senior Subordinated Lenders (including, without limitation, specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or, except in connection with a refinancing permitted pursuant to Section 7.07(e), increasing the interest rate or fees applicable thereto).

            (b) Except, in each case, in respect of any Material Document relating to any Designated Senior Indebtedness, (i) cancel or terminate any Material Document or consent to or accept any cancellation or termination thereof by any Consolidated Party, (ii) amend or modify (or permit the amendment or modification of (including any waivers of)), any Material Document (other than amendments or modifications of Organization Documents permitted under
Section 7.07(c)), (iii) waive any default under or breach any Material Document,
(iv) or take any other action in connection with any Material Document, unless, in each case, any such cancellation, termination, amendment or modification, or consent, waiver or approval thereunder, could not reasonably be expected to have a Material Adverse Effect.

            (c) Amend their Organization Documents, unless, in each case, any such amendment is not adverse in any material respect to the Senior Subordinated Lenders. Notwithstanding the foregoing, any Consolidated Party may amend or modify its Organization Documents to change its name or form of legal organization so long as it shall have given the Senior Subordinated Administrative Agent thirty days prior written notice of such change.

            (d) Make any payment in contravention of the terms of any subordination with respect to any Indebtedness.

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            (e) Make any prepayment (other than any scheduled prepayment), redemption, defeasance or acquisition for value prior to stated maturity (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange any Indebtedness or make any other voluntary or optional payment of Indebtedness (other than the refinancing of Indebtedness as part of the Transaction), other than:

                  (i) Designated Senior Indebtedness and the Indebtedness under the Senior Subordinated Loan Documents (subject to the Subordination Provisions);

                  (ii) intercompany Indebtedness permitted hereunder; and

                  (iii) the Loan Parties may refund, refinance or exchange (A) any Designated Senior Indebtedness pursuant to a Permitted
      Amendment/Refinancing, or (B) any of the Indebtedness permitted pursuant to Section 7.03(f) and (g) with other Indebtedness permitted thereunder.

      SECTION 7.08 CHANGE IN NATURE OF BUSINESS. Conduct any business other than a telecommunications business.

      SECTION 7.09 TRANSACTIONS WITH AFFILIATES. Engage in any transaction or series of transactions with (a) any Subsidiary or Affiliate of any Consolidated Party, (b) any Affiliate of any such Subsidiary or Affiliate or (c) the Sponsors or any of their respective officers, directors, holders of Equity Interests, Subsidiaries or Affiliates, other than (i) transactions with Holdings or any of its Restricted Subsidiaries, (ii) transactions listed on Schedule 5.13 or expressly permitted by Sections 7.02, 7.03, 7.04, 7.05 and 7.06; and (iii) so long as no Default has occurred and is continuing, other transactions which are engaged in by any Consolidated Party (other than Holdings) on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with an independent, unrelated third party.

      SECTION 7.10 LIMITATIONS ON RESTRICTED ACTIONS. Enter into or create or otherwise cause to exist or become effective any agreement or arrangement that:
(a) limits the ability of any Consolidated Party (i) to make Restricted Payments to any Loan Party, or (ii) to act as a guarantor pursuant to the Senior Subordinated Loan Documents; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person (except for Permitted Liens).

      SECTION 7.11 SALE-LEASEBACKS; OFF-BALANCE SHEET OBLIGATION. Enter into any Sale and Leaseback Transaction or Off-Balance Sheet Obligation, unless such Sale and Leaseback Transaction or Off-Balance Sheet Obligation constitutes Indebtedness permitted by Section 7.03(f).

      SECTION 7.12 USE OF PROCEEDS. Use the proceeds of the Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in violation of such Regulation U or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      SECTION 7.13 OWNERSHIP OF SUBSIDIARIES AND OTHER RESTRICTIONS.

            (a) Notwithstanding any other provision of this Agreement, (i) permit any Person (other than a Borrower or any wholly-owned Restricted Subsidiary of a Borrower) to own any Equity Interests

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of any Restricted Subsidiary of a Borrower, (ii) permit any Restricted
Subsidiary of a Borrower to issue Equity Interests to any Person, except a Borrower or any wholly-owned Restricted Subsidiary of a Borrower, or (iii) permit a Borrower or any Restricted Subsidiary of a Borrower to issue any shares of preferred Equity Interests.

            (b) In the case of Holdings and each of its Restricted Subsidiaries (other than any Consolidated Borrower Party or any Restricted Subsidiary of a Consolidated Borrower Party), including, without limitation, Southwest, Southwest II and, after any permitted Restructuring Transaction, the Surviving Parent and any Additional Intermediate Holding Company (i) hold any assets other than the Equity Interests of its Restricted Subsidiaries on the Closing Date (or another Restricted Subsidiary in existence on the Closing Date or, in the case of Southwest II, Equity Interests in Southwest) and Unrestricted Subsidiaries,
(ii) have any material liabilities other than (A) liabilities under the Transaction Documents, (B) tax liabilities, (C) liabilities for advisory, monitoring and management fees pursuant to Holdings' Organization Documents and
(D) liabilities for Indebtedness permitted pursuant to this Agreement, or (iii) engage in any business or activity other than (A) consummation of the Transactions by Holdings or by such Restricted Subsidiary contemplated in the Transaction Documents, (B) owning all the Equity Interests of its Restricted Subsidiaries which it owned on the Closing Date (or another Restricted Subsidiary in existence on the Closing Date) and any Unrestricted Subsidiaries which Holdings or such Restricted Subsidiary may organize or Acquire after the Closing Date and activities incidental or related thereto or activities related to the maintenance of the corporate existence of Holdings or such Restricted Subsidiary, or compliance with applicable Law, and (C) performing its obligations the Transaction Documents and the definitive documentation for any additional Indebtedness permitted under this Agreement and consummating a Permitted Restructuring Transaction.

      SECTION 7.14 UNRESTRICTED SUBSIDIARIES.

            (a) Designate a newly organized or Acquired Subsidiary as an Unrestricted Subsidiary unless:

                  (i) all Indebtedness of, or Equity Interests in, any Consolidated Party which are owned by such Subsidiary (or any of its Subsidiaries) have been assigned to a Consolidated Party;

                  (ii) the requirements of Sections 6.10 have been met; and

                  (iii) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation.

            (b) Do any of the following:

                  (i) Provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary;

                  (ii) be otherwise directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary;

                  (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any Indebtedness of an Unrestricted Subsidiary;

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                  (iv) become a general partner of any Unrestricted Subsidiary or otherwise become personally liable for the obligations of an Unrestricted Subsidiary;

                  (v) permit any material portion of any business conducted by any Unrestricted Subsidiary to be a business which is not directly or indirectly related to a telecommunications business;

                  (vi) permit any of its Unrestricted Subsidiaries to Guarantee any Indebtedness of a Loan Party (other than any Indebtedness under this Agreement and the other Senior Subordinated Loan Documents), unless such Unrestricted Subsidiary shall have also executed and delivered to the Senior Subordinated Administrative Agent an unsubordinated (except in accordance with the Subordination Provisions) Guarantee of the Senior Subordinated Obligations of the Loan Parties under the Senior Subordinated Loan Documents;

                  (vii) permit any of its Unrestricted Subsidiaries to acquire any Indebtedness of any Consolidated Party (including, without limitation, by way of depositing money or securities with the agent or trustee thereto before due for the purpose of paying when due); or

                  (viii) permit any of its Unrestricted Subsidiaries to enter into a transaction or a series of related transactions with a Restricted Subsidiary that would be prohibited hereunder if entered into directly by a Restricted Subsidiary.

      SECTION 7.15 FISCAL YEAR. Change their fiscal years.

      SECTION 7.16 PARTNERSHIPS, ETC. Become general partners or limited partners or joint venturers with any Person other than a wholly-owned domestic Restricted Subsidiary, except pursuant to an Investment permitted pursuant to Sections 7.02(b) and 7.02(i).

      SECTION 7.17 SALES OF RECEIVABLES. Dispose of any of their notes or accounts receivable, except for Dispositions of defaulted accounts.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. The Borrowers or any other Loan Party shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Senior Subordinated Loan, or (ii) within three Business Days after the same becomes due, any interest on any Senior Subordinated Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Senior Subordinated Loan Document; or

            (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 2.03(b)(ii), 6.03(a), 6.05(a)(i), 6.09, 6.11 or Article VII or (ii) any of Section 6.01,
6.02(a)-(e), 6.03(b)-(e) or 6.10 and any such failure in this clause (ii) continues for ten Business Days; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Senior Subordinated Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier

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of the date on which (i) a Responsible Officer of any of the Loan Parties first becomes aware of such failure and (ii) written notice thereof shall have been given to such Loan Party or the Loan Party Representative by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made by or on behalf of any Loan Party herein, in any other Senior Subordinated Loan Document, the Loan Notice or other certificate delivered by a Responsible Officer pursuant to the terms hereof or thereof shall be incorrect or misleading in any material respect when made; or

            (e) Cross-Payment-Default. (i) Any Consolidated Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and such failure shall continue after the expiration of any applicable grace period specified in the agreements or instruments relating to such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event causes such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Consolidated Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Consolidated Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Consolidated Party as a result thereof is greater than the Threshold Amount; or

            (f) Insolvency Proceedings, Etc. Any Consolidated Party (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Consolidated Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) Judgments. There is entered against any Consolidated Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of

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thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Holdings or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Senior Subordinated Loan Documents. Any Senior Subordinated Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Senior Subordinated Obligations, ceases to be in full force and effect; or any Loan Party contests in writing in any manner the validity or enforceability of any provision of any Senior Subordinated Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Senior Subordinated Loan Document, or purports to revoke, terminate or rescind any provision of any Senior Subordinated Loan Document; or

            (k) Senior Subordinated Guaranty. The Senior Subordinated Guaranty given by any Guarantor hereunder (including any Person that becomes a Guarantor after the Closing Date in accordance with Section 6.10) shall cease to be in full force and effect (except pursuant to a transaction expressly permitted under this Agreement), or any Guarantor (including any Person that becomes a Guarantor after the Closing Date in accordance with Section 6.10) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor's obligations under the Senior Subordinated Guaranty; or

            (l) Material Adverse Effect. Any FCC License or PUC Authorization of any Loan Party shall expire or terminate or be revoked or otherwise lost which in any case could reasonably be expected to have a Material Adverse Effect.

      SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Senior Subordinated Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions (in each case subject to the Subordination Provisions):

            (a) if such event occurs prior to the Borrowing, declare the Commitment of each Senior Subordinated Lender to make its Senior Subordinated Loans to be terminated, whereupon such Commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Senior Subordinated Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Senior Subordinated Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

            (c) exercise on behalf of itself and the Senior Subordinated Lenders all rights and remedies available to it and the Senior Subordinated Lenders under the Senior Subordinated Loan Documents;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Consolidated Party under the Bankruptcy Code of the United States, the obligation of each Senior Subordinated Lender to make its Senior Subordinated Loan (if such event occurs prior to the Borrowing) shall automatically terminate, and the unpaid principal amount of all outstanding Senior Subordinated Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender.

      SECTION 8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Senior Subordinated Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received by the Senior Subordinated Administrative Agent on account of the Senior Subordinated Obligations shall, subject to the Subordination Provisions, be applied by the Senior Subordinated Administrative Agent in the following order:

      First, to payment of that portion of the Senior Subordinated Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Senior Subordinated Administrative Agent, but excluding any principal or interest on any Senior Subordinated Loan) and amounts payable under Article III hereof and Article XII hereof payable to the Senior Subordinated Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Senior Subordinated Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Senior Subordinated Lenders (including fees, charges and disbursements of counsel to the respective Senior Subordinated Lenders (including fees and time charges for attorneys who may be employees of any Senior Subordinated Lender)) and amounts payable under Article III hereof and
Article XII hereof, ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Senior Subordinated Obligations constituting accrued and unpaid interest on the Senior Subordinated Loans, ratably among the Senior Subordinated Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to the payment of that portion of the Senior Subordinated Obligations constituting unpaid principal of the Senior Subordinated Loans ratably among the Senior Subordinated Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

      Last, the balance, if any, after all of the Senior Subordinated Obligations have been paid in full in cash, to the Borrowers or as otherwise required by Law.

                                   ARTICLE IX

                                    GUARANTY

      SECTION 9.01 GUARANTY; LIMITATION OF LIABILITY.

            (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Senior Subordinated Obligations of each other Loan Party now or hereafter existing under or in respect of this Agreement or any of the other Senior Subordinated Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Senior Subordinated Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Senior Subordinated Obligations being the "Guaranteed

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Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, Enforcement Expenses) incurred by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender in enforcing any rights under this Agreement or any other Senior Subordinated Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender under or in respect of the Senior Subordinated Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

            (b) Each Guarantor and the Senior Subordinated Administrative Agent and each Senior Subordinated Lender hereby confirms that it is the intention of all such Persons that this Senior Subordinated Guaranty and the Senior Subordinated Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Senior Subordinated Guaranty and the Senior Subordinated Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Senior Subordinated Administrative Agent, the Senior Subordinated Lenders and the Guarantors hereby irrevocably agree that the Senior Subordinated Obligations of each Guarantor (other than Holdings) under this Senior Subordinated Guaranty at any time shall be limited to the maximum amount as will result in the Senior Subordinated Obligations of such Guarantor under this Senior Subordinated Guaranty not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender under this Senior Subordinated Guaranty, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders under or in respect of the Senior Subordinated Loan Documents.

            (d) Each Guarantor, the Senior Subordinated Administrative Agent and each Senior Subordinated Lender hereby agrees and acknowledges that, notwithstanding anything to the contrary contained in this Article IX, the Guaranteed Obligations of each Guarantor shall at all times be subject to the Subordination Provisions.

      SECTION 9.02 GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Senior Subordinated Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender. The Senior Subordinated Obligations of each Guarantor under or in respect of this Senior Subordinated Guaranty are independent of the Guaranteed Obligations or any other Senior Subordinated Obligations of any other Loan Party under or in respect of the Senior Subordinated Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against any of the Borrowers or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. This Senior Subordinated Guaranty is a present and continuing, absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor jointly and severally with any other Guarantor of the Guaranteed Obligations. The liability of each Guarantor under this Senior Subordinated Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by applicable Law, any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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            (a) any lack of validity or enforceability of any Senior
Subordinated Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Senior Subordinated Obligations of any other Loan Party under or in respect of the Senior Subordinated Loan Documents, or any other amendment or waiver of or any consent to departure from any Senior Subordinated Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release, subordination or non-perfection of any collateral, or any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Senior Subordinated Obligations of any Loan Party under the Senior Subordinated Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

            (f) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Loan Party, the Senior Subordinated Administrative Agent, any Senior Subordinated Lender or any other Person, whether in connection herewith or with any unrelated transaction;

            (g) any provision of applicable Law purporting to prohibit the payment or performance by any Borrower of the Guaranteed Obligations;

            (h) any failure of the Senior Subordinated Administrative Agent or of any Senior Subordinated Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Person (each Guarantor waiving any duty on the part of the Senior Subordinated Administrative Agent and each Senior Subordinated Lender to disclose such information);

            (i) the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release, subordination or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

      This Senior Subordinated Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender or any

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other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

      SECTION 9.03 WAIVERS AND ACKNOWLEDGMENTS.

            (a) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Senior Subordinated Guaranty and any requirement that the Senior Subordinated Administrative Agent or any Senior Subordinated Lender exhaust any right or take any action against any Loan Party or any other Person.

            (b) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Senior Subordinated Guaranty and acknowledges that this Senior Subordinated Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Senior Subordinated Obligations of such Guarantor hereunder.

            (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any Subsidiaries now or hereafter known by the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as the case may be.

            (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Senior Subordinated Loan Documents and that the waivers set forth in Section 9.02 and this Section 9.03 are knowingly made in contemplation of such benefits.

      SECTION 9.04 SUBORDINATION. (a) Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Agreement or any other Senior Subordinated Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 9.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender against any Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Date for such Guarantor has occurred.

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            (b) Each Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party, including pursuant to Section 9.01(c) (collectively, the "Subordinated Obligations"), are hereby subordinated to the prior payment in full in cash of the Senior Subordinated Obligations of such other Loan Party under the Senior Subordinated Loan Documents to the extent and in the manner hereinafter set forth in this
Section 9.04(b):

                  (i) Except during the continuance of a Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, however, unless the Senior Subordinated Administrative Agent otherwise agrees in writing, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (ii) In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders shall be entitled to receive payment in full in cash of all Senior Subordinated Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (iii) After the occurrence and during the continuance of any Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, each Guarantor shall, if the Senior Subordinated Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders and deliver such payments to the Senior Subordinated Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

                  (iv) After the occurrence and during the continuance of a Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, the Senior Subordinated Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require any Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (2) to pay any amounts received on such obligations to the Senior Subordinated Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  (v) In the event of any conflict between the provisions of this Section 9.04(b) and the provisions of any promissory note evidencing intercompany Indebtedness, the provisions of this Section 9.04(b) shall govern.

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            (c) If any amount shall be paid to any Guarantor in violation of this Section 9.04 at any time prior to the Termination Date for such Guarantor, such amount shall be received and held in trust for the benefit of the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Senior Subordinated Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement or any of the other Senior Subordinated Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement or any of the other Senior Subordinated Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement or any of the other Senior Subordinated Loan Documents thereafter arising.

            (d) If the Termination Date for any Guarantor shall have occurred, the Senior Subordinated Administrative Agent will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Senior Subordinated Guaranty.

      SECTION 9.05 CONTINUING GUARANTY. This Senior Subordinated Guaranty is a continuing agreement of each Guarantor and shall: (a) remain in full force and effect until the Termination Date for such Guarantor, (b) be binding upon such Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders and their successors, transferees and assigns.

                                   ARTICLE X

                             TERMS OF SUBORDINATION

      SECTION 10.01 AGREEMENT TO SUBORDINATE. Each Loan Party and each Senior Subordinated Lender agrees that the Senior Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, including Senior Indebtedness incurred, created, assumed or guaranteed after the date hereof.

      SECTION 10.02 LIQUIDATION; DISSOLUTION; BANKRUPTCY. The holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Indebtedness) before the Senior Subordinated Lenders shall be entitled to receive any payment with respect to the Senior Subordinated Obligations (except that the Senior Subordinated Lenders may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of any Loan Party in (a) any liquidation or dissolution of such Loan Party; (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Loan Party or its property;
(c) any assignment by such Loan Party for the benefit of its creditors; or (d) any marshaling of such Loan Party's assets and liabilities.

      SECTION 10.03 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

            (a) No Loan Party shall make any payment in respect of the Senior Subordinated Obligations (except in Permitted Junior Securities) if:

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                  (i) a default in payment of any principal or interest on any
      Designated Senior Indebtedness of such Loan Party occurs and is continuing; or

                  (ii) any other default (a "nonpayment default") occurs and is continuing on any Designated Senior Indebtedness of such Loan Party that permits holders of such Designated Senior Indebtedness of such Loan Party to accelerate its maturity and the Senior Subordinated Administrative Agent receives a notice of such default (a "Payment Blockage Notice") from a Representative for the holders of such Designated Senior Indebtedness of such Loan Party.

            (b) Payments in respect of the Senior Subordinated Obligations may and shall be resumed:

                  (i) in the case of a default in payment of any principal or interest on any Designated Senior Indebtedness of any Loan Party, upon the date on which such default is cured or waived; and

                  (ii) in case of a non-payment default on any Designated Senior Indebtedness of any Loan Party, the earliest of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Senior Subordinated Administrative Agent receives notice from the Representative for such Designated Senior Indebtedness rescinding the Payment Blockage Notice, unless the maturity of such Designated Senior Indebtedness of the applicable Loan Party has been accelerated.

            (c) No new Payment Blockage Notice may be delivered unless and until:

                  (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

                  (ii) all Senior Subordinated Obligations that have come due have been paid in full in cash.

            (d) No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice.

            (e) If the Senior Subordinated Administrative Agent or any Senior Subordinated Lender receives a payment in respect of the Senior Subordinated Obligations (except in Permitted Junior Securities) when (i) the payment is prohibited by this Article X and (ii) the Senior Subordinated Administrative Agent or such Senior Subordinated Lender has actual knowledge that the payment is prohibited, provided that such actual knowledge shall not be required in the case of any default in payment of any principal or interest on any Designated Senior Indebtedness, the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness of the Loan Party from which such payment was received. Upon the proper written request of the holders of Senior Indebtedness of any Loan Party or if there is any default in payment of any principal or interest on any Designated Senior Indebtedness, the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as the case may be, shall deliver the amounts in trust to the applicable holders of Senior Indebtedness or their proper Representative.

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      SECTION 10.04 ACCELERATION OF SENIOR SUBORDINATED LOANS. The Senior
Subordinated Administrative Agent shall give the Representatives for the holders of Designated Senior at least 5 days' prior notice of its intention to accelerate the Senior Subordinated Loans or exercise other remedies pursuant to
Section 8.02 in connection with the occurrence and continuance of an Event of Default; provided that the Senior Subordinated Administrative Agent shall not be required to provide any such notice in respect of an automatic acceleration of the Senior Subordinated Loans as provided in the proviso to Section 8.02.

      SECTION 10.05 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Senior Subordinated Administrative Agent or any Senior Subordinated Lender receives any payment of any Senior Subordinated Obligations (except in Permitted Junior Securities) at a time when the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as applicable, has actual knowledge that such payment is prohibited by this Article X, such payment shall be held by the Senior Subordinated Administrative Agent or such Senior Subordinated Lender, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Indebtedness as their interests may appear or their Representative under this Agreement or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            With respect to the holders of Senior Indebtedness, the Senior Subordinated Administrative Agent undertakes to perform only such obligations on the part of the Senior Subordinated Administrative Agent as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Agreement against the Senior Subordinated Administrative Agent. The Senior Subordinated Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Senior Subordinated Administrative Agent shall pay over or distribute to or on behalf of Senior Subordinated Lenders or any Loan Party or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Senior Subordinated Administrative Agent.

      SECTION 10.06 NOTICE BY THE LOAN PARTY REPRESENTATIVE. The Loan Party Representative shall promptly notify the Senior Subordinated Administrative Agent in writing of any facts known to it that would cause a payment of any Senior Subordinated Obligations to violate this Article X, but failure to give such notice shall not affect the subordination of the Senior Subordinated Obligations to the Senior Indebtedness as provided in this Article X.

      SECTION 10.07 SUBROGATION. After all Senior Indebtedness is paid in full and until the Senior Subordinated Loans are paid in full, the Senior Subordinated Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Loans) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Senior Subordinated Lenders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to the Senior Subordinated Lenders is not, as between the Loan Parties and the Senior Subordinated Lenders, a payment on the Senior Indebtedness.

      SECTION 10.08 RELATIVE RIGHTS. This Article X defines the relative rights of the Senior Subordinated Lenders and holders of Senior Indebtedness. Nothing in this Agreement shall:

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            (a) impair, as between the Loan Parties and the Senior Subordinated
Lenders, the obligation of the Borrowers, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Loans in accordance with the terms of this Agreement;

            (b) affect the relative rights of the Senior Subordinated Lenders and creditors of the Loan Parties other than their rights in relation to holders of Senior Indebtedness; or

            (c) prevent the Senior Subordinated Administrative Agent or any Senior Subordinated Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to the Senior Subordinated Lenders.

            If any Loan Party fails because of this Article X to pay principal of or interest on the Senior Subordinated Loans on the date the same becomes due and payable, such failure is still a Default or Event of Default.

      SECTION 10.09 SUBORDINATION MAY NOT BE IMPAIRED BY THE LOAN PARTIES. No right of any holder of Senior Indebtedness to enforce the subordination of the Senior Subordinated Obligations shall be impaired by any act or failure to act by any Loan Party or any Senior Subordinated Lender or by the failure of any Loan Party or any Senior Subordinated Lender to comply with this Agreement.

      SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of any Loan Party referred to in this Article X, the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Senior Subordinated Administrative Agent or to the Senior Subordinated Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of such Loan Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

      SECTION 10.11 RIGHTS OF SENIOR SUBORDINATED ADMINISTRATIVE AGENT. Notwithstanding this Article X or any other provision of this Agreement, the Senior Subordinated Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making or receiving of any payment or distribution by the Senior Subordinated Administrative Agent, and the Senior Subordinated Administrative Agent may continue to make and receive payments on the Senior Subordinated Loans, unless the Senior Subordinated Administrative Agent shall have received at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Senior Subordinated Obligations to violate this Article X. Only the Loan Party Representative or a Representative may give the notice. Nothing in this
Article X shall impair the claims of, or payments to, the Senior Subordinated Administrative Agent under or pursuant to Section 12.04 hereof.

            Each Senior Subordinated Agent and each Senior Subordinated Lender, in its individual or any other capacity, may hold Senior Indebtedness with the same rights it would have if it were not a Senior Subordinated Agent or a Senior Subordinated Lender, as the case may be, hereunder.

      SECTION 10.12 AUTHORIZATION TO EFFECT SUBORDINATION. Each Senior Subordinated Lender authorizes and directs the Senior Subordinated Administrative Agent on such Senior Subordinated Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as

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provided in this Article X, and appoints the Senior Subordinated Administrative
Agent to act as such Senior Subordinated Lender's attorney-in-fact for any and all such purposes. If the Senior Subordinated Administrative Agent does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.01(f) hereof at least 30 days prior to the expiration of the time to file such claim, the Senior Subordinated Lenders are hereby authorized to file an appropriate claim for and on behalf of the Senior Subordinated Lenders.

      SECTION 10.13 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS. Each Senior Subordinated Lender acknowledges and agrees that the foregoing provisions of this Article X and Section 12.01(h) are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the Borrowing, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                              ADMINISTRATIVE AGENT

      SECTION 11.01 APPOINTMENT AND AUTHORIZATION OF SENIOR SUBORDINATED ADMINISTRATIVE AGENT. Each of the Senior Subordinated Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Senior Subordinated Administrative Agent hereunder and under the other Senior Subordinated Loan Documents, and authorizes the Senior Subordinated Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Senior Subordinated Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article, other than the provisions of Section 11.06, are solely for the benefit of the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders, and, except as provided in Section 11.06, neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      SECTION 11.02 RIGHTS AS A SENIOR SUBORDINATED LENDER. The Person serving as the Senior Subordinated Administrative Agent hereunder shall have the same rights and powers in its capacity as a Senior Subordinated Lender as any other Senior Subordinated Lender and may exercise the same as though it were not the Senior Subordinated Administrative Agent and the term "Senior Subordinated Lender" or "Senior Subordinated Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Senior Subordinated Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Senior Subordinated Administrative Agent hereunder and without any duty to account therefor to the Senior Subordinated Lenders.

      SECTION 11.03 EXCULPATORY PROVISIONS. The Senior Subordinated Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Senior Subordinated Loan Documents. Without limiting the generality of the foregoing, the Senior Subordinated Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Senior

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Subordinated Loan Documents that the Senior Subordinated Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Senior Subordinated Lenders as shall be expressly provided for herein or in the other Senior Subordinated Loan Documents); provided that the Senior Subordinated Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Senior Subordinated Administrative Agent to liability or that is contrary to any Senior Subordinated Loan Document or applicable Law; and

            (c) shall not, except as expressly set forth herein and in the other Senior Subordinated Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Senior Subordinated Administrative Agent or any of its Affiliates in any capacity.

      The Senior Subordinated Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Senior Subordinated Lenders as shall be necessary, or as the Senior Subordinated Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Senior Subordinated Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Senior Subordinated Administrative Agent by the Loan Party Representative or a Senior Subordinated Lender.

      The Senior Subordinated Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Subordinated Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Subordinated Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Senior Subordinated Administrative Agent.

      SECTION 11.04 RELIANCE BY SENIOR SUBORDINATED ADMINISTRATIVE AGENT. The Senior Subordinated Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Senior Subordinated Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Senior Subordinated Loan that by its terms must be fulfilled to the satisfaction of a Senior Subordinated Lender, the Senior Subordinated Administrative Agent may presume that such condition is satisfactory to such Senior Subordinated Lender unless the Senior Subordinated Administrative Agent shall have received notice to the contrary from such Senior Subordinated Lender prior to the making of such Senior Subordinated Loan. The Senior Subordinated Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties or the Loan Party Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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      SECTION 11.05 DELEGATION OF DUTIES. The Senior Subordinated Administrative
Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Senior Subordinated Loan Document by or through any one or more sub-agents appointed by the Senior Subordinated Administrative
Agent. The Senior Subordinated Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Senior Subordinated Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Senior Subordinated Administrative Agent.

      SECTION 11.06 RESIGNATION OF SENIOR SUBORDINATED ADMINISTRATIVE AGENT. The Senior Subordinated Administrative Agent may at any time give notice of its resignation to the Senior Subordinated Lenders and the Loan Party Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent, so long as no Event of Default then exists, of the Loan Party Representative, which shall not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Senior Subordinated Administrative Agent gives notice of its resignation, then the retiring Senior Subordinated Administrative Agent may on behalf of the Senior Subordinated Lenders, appoint a successor Senior Subordinated Administrative Agent meeting the qualifications set forth above; provided that if the Senior Subordinated Administrative Agent shall notify the Loan Party Representative and the Senior Subordinated Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Senior Subordinated Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Senior Subordinated Loan Documents and
(b) all payments, communications and determinations provided to be made by, to or through the Senior Subordinated Administrative Agent shall instead be made by or to each Senior Subordinated Lender directly, until such time as the Required Lenders, with the consent of the Loan Party Representative, if applicable, appoint a successor Senior Subordinated Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Senior Subordinated Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Senior Subordinated Administrative Agent, and the retiring Senior Subordinated Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Senior Subordinated Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Senior Subordinated Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Loan Party Representative and such successor. After the retiring Senior Subordinated Administrative Agent's resignation hereunder and under the other Senior Subordinated Loan Documents, the provisions of this Article and Section 12.04 shall continue in effect for the benefit of such retiring Senior Subordinated Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Senior Subordinated Administrative Agent was acting as Senior Subordinated Administrative Agent.

      SECTION 11.07 NON-RELIANCE ON SENIOR SUBORDINATED ADMINISTRATIVE AGENT AND OTHER SENIOR SUBORDINATED LENDERS. Each Senior Subordinated Lender acknowledges that it has, independently and without reliance upon the Senior Subordinated Administrative Agent or any other Senior Subordinated Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Senior Subordinated Lender also acknowledges that it will, independently and without reliance upon the Senior Subordinated Administrative Agent or any other Senior Subordinated Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem

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appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Senior Subordinated Loan Document or any related agreement or any document furnished hereunder or thereunder.

      SECTION 11.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Senior Subordinated Arrangers, the Senior Subordinated Syndication Agents or the Senior Subordinated Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Senior Subordinated Loan Documents, except in its capacity as a Senior Subordinated Lender hereunder and except that each Senior Subordinated Lender hereby authorizes (a) the Senior Subordinated Administrative Agent and the Senior Subordinated Arrangers to make the joint determinations in Section 4.01, and (b) the Senior Subordinated Arrangers to make the joint determinations in Section 4.01.

      SECTION 11.09 SENIOR SUBORDINATED ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Senior Subordinated Administrative Agent (irrespective of whether the principal of the Senior Subordinated Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Senior Subordinated Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Senior Subordinated Loans and all other Senior Subordinated Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Subordinated Lenders and the Senior Subordinated Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Lenders and the Senior Subordinated Administrative Agent and their respective agents and counsel and all other amounts due the Senior Subordinated Lenders and the Senior Subordinated Administrative Agent under Sections 2.07 and 12.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Senior Subordinated Lender to make such payments to the Senior Subordinated Administrative Agent and, in the event that the Senior Subordinated Administrative Agent shall consent to the making of such payments directly to the Senior Subordinated Lenders, to pay to the Senior Subordinated Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Administrative Agent and its agents and counsel, and any other amounts due the Senior Subordinated Administrative Agent under Sections
2.07 and 12.04.

      Nothing contained herein shall be deemed to authorize the Senior Subordinated Administrative Agent to authorize or consent to or accept or adopt on behalf of any Senior Subordinated Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Obligations or the rights of any Senior Subordinated Lender or to authorize the Senior Subordinated Administrative Agent to vote in respect of the claim of any Senior Subordinated Lender in any such proceeding.

      SECTION 11.10 GUARANTY MATTERS. (a) Each Senior Subordinated Lender irrevocably authorizes the Senior Subordinated Administrative Agent to release any Loan Party from its obligations under the Senior Subordinated Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

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            (b) Upon request by the Senior Subordinated Administrative Agent at any time, the Required Lenders will confirm in writing the Senior Subordinated Administrative Agent's authority to release any Loan Party from its obligations under the Senior Subordinated Loan Documents pursuant to this Section 11.10.

                                  ARTICLE XII

                                 MISCELLANEOUS

      SECTION 12.01 AMENDMENTS, ETC. Except as provided in Section 1.03, no amendment or waiver of any provision of this Agreement or any other Senior Subordinated Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Loan Party Representative on behalf of all Loan Parties or the applicable Loan Parties, as the case may be, and acknowledged by the Senior Subordinated Administrative Agent (which acknowledgement shall be provided at the direction of the Required Lenders), then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01(a) without the written consent of each Senior Subordinated Lender;

            (b) extend or increase the Commitment of any Senior Subordinated Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Senior Subordinated Lender;

            (c) postpone any date fixed by this Agreement or any other Senior Subordinated Loan Document for any scheduled payment of principal, interest, fees or other amounts due to any Senior Subordinated Lender without the written consent of such Senior Subordinated Lender;

            (d) reduce the principal of, or the rate of interest specified herein on, any Senior Subordinated Loan, or (subject to clause (iii) of the second proviso to this Section 12.01) any fees or other amounts payable hereunder or under any other Senior Subordinated Loan Document without the written consent of each Senior Subordinated Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

            (e) change Section 2.11 or Section 8.03 or the definition of "Applicable Percentage" in a manner that would alter the pro rata sharing of payments required thereby (or any other provision hereof regarding pro rata treatment and sharing of payments) without the written consent of each Senior Subordinated Lender;

            (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Senior Subordinated Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Senior Subordinated Lender;

            (g) release all or substantially all of the Guarantors without the written consent of each Senior Subordinated Lender; or

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            (h) amend the Subordination Provisions in any manner that would adversely affect the rights of the holders of Senior Indebtedness thereunder without the consent of the Required Lenders and each Representative for the holders of Designated Senior Indebtedness;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Senior Subordinated Administrative Agent in addition to the Senior Subordinated Lenders required above, affect the rights or duties of the Senior Subordinated Administrative Agent under this Agreement or any other Senior Subordinated Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by any other Senior Subordinated Agent in addition to the Senior Subordinated Lenders required above, affect the rights and duties of such other Senior Subordinated Agent under this Agreement or any other Senior Subordinated Loan Document, and (iii) each of the Fee Letter and the Commitment Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Senior Subordinated Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as provided in Section 12.01(b), (c), (d) or (e) (and, except for such purposes, none of the Outstanding Amount of the Senior Subordinated Loan owing to a Defaulting Senior Subordinated Lender shall be deemed to be outstanding as provided under the definition of "Required Lenders").

      SECTION 12.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

            (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to any Loan Party, the Loan Party Representative, the Senior Subordinated Administrative Agent or any other Senior Subordinated Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.02; and

                  (ii) if to any Senior Subordinated Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Senior Subordinated Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Senior Subordinated Administrative Agent; provided that the foregoing shall not apply to notices to any Senior Subordinated Lender pursuant to Article II if such Senior Subordinated Lender has notified the Senior Subordinated Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Senior Subordinated Administrative Agent or the Loan Party Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic

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communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Senior Subordinated Administrative Agent otherwise prescribes,
(i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Each of the Loan Parties, the Loan Party Representative and the Senior Subordinated Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other such parties hereto. Each Senior Subordinated Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Loan Party Representative and the Senior Subordinated Administrative Agent.

            (d) Reliance by Senior Subordinated Administrative Agent and Senior Subordinated Lenders. The Senior Subordinated Administrative Agent and the Senior Subordinated Lenders shall be entitled to rely and act upon any notices (including a telephonic Loan Notice, if any) purportedly given by or on behalf of any Loan Party or by the Loan Party Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Senior Subordinated Administrative Agent, each Senior Subordinated Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party or by the Loan Party Representative (in the absence of gross negligence or willful misconduct by the applicable indemnitee). All telephonic notices to and other telephonic communications with the Senior Subordinated Administrative Agent may be recorded by the Senior Subordinated Administrative Agent, and each of the parties hereto hereby consents to such recording.

      SECTION 12.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Senior Subordinated Lender or the Senior Subordinated Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

      SECTION 12.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Senior Subordinated Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Senior Subordinated Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Senior Subordinated Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof,

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including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Senior Subordinated Loans issued hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender (including the fees, charges and disbursements of any counsel for the Senior Subordinated Administrative Agent or any Senior Subordinated Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Senior Subordinated Administrative Agent or any Senior Subordinated Lender, in connection with the enforcement or protection of its rights after the occurrence and during the continuance of an Event of Default (A) in connection with this Agreement and the other Senior Subordinated Loan Documents, including its rights under this Section, or (B) in connection with the Senior Subordinated Loans made hereunder (all of such expenses in this clause (iii) are sometimes referred to herein as "Enforcement Expenses"); provided, however, that in the case of reimbursement of outside counsel for Senior Subordinated Lenders, other than outside counsel for the Senior Subordinated Administrative Agent, such reimbursement shall be limited to one counsel for all such Senior Subordinated Lenders.

            (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Senior Subordinated Administrative Agent (and any sub-agent thereof) and each Senior Subordinated Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of any actual or prospective claims, litigation, actions, proceedings or investigations arising out of or relating to the following (whether based on contract, tort or any other theory, whether brought by a third party or by any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributing or sole negligence of the Indemnitee): (i) the execution or delivery of this Agreement, any other Senior Subordinated Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Senior Subordinated Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Senior Subordinated Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Senior Subordinated Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Senior Subordinated Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Senior Subordinated Lender severally agrees to pay to the Senior Subordinated Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Senior Subordinated Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that

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the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Senior Subordinated Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Senior Subordinated Administrative Agent (or any such sub-agent) in connection with such capacity and; provided, further, that the Senior Subordinated Lenders shall not be required to pay any amount under this Section 12.04(c) in respect of any unpaid fees due to the Senior Subordinated Administrative Agent or any related Party under the Fee Letter (and Section 2.07). The obligations of the Senior Subordinated Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Senior Subordinated Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Senior Subordinated Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Senior Subordinated Loan Documents or the transactions contemplated hereby or thereby so long as such Indemnitee has otherwise complied with the provisions of Section
12.07. Without limiting the foregoing, and to the extent permitted by applicable Law, the Loan Parties agree not to assert and to cause their Subsidiaries not to assert, and hereby waive and agree to cause their Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee (other than any thereof determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee).

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Senior Subordinated Administrative Agent, the replacement of any Senior Subordinated Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Senior Subordinated Obligations.

      SECTION 12.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Loan Parties is made to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender, or the Senior Subordinated Administrative Agent or any Senior Subordinated Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Senior Subordinated Administrative Agent or such Senior Subordinated Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Senior Subordinated Lender severally agrees to pay to the Senior Subordinated Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Senior Subordinated Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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The obligations of the Senior Subordinated Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Senior Subordinated Obligations and the termination of this Agreement.

      SECTION 12.06 SUCCESSORS AND ASSIGNS.

            (a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Loan Parties may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Senior Subordinated Administrative Agent and each Senior Subordinated Lender and no Senior Subordinated Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsections (f) and (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Except as expressly provided in Section 12.13, no Loan Party shall be liable or responsible for any fees, costs or expenses arising out of or related to any assignment or participation by a Senior Subordinated Lender under this Section 12.06.

            (b) Assignments by Senior Subordinated Lenders. Any Senior Subordinated Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Senior Subordinated Loan at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Senior Subordinated Lender's Commitment and the Senior Subordinated Loans at the time owing to it or in the case of an assignment to a Senior Subordinated Lender or an Affiliate of such a Senior Subordinated Lender or an Approved Fund with respect to such a Senior Subordinated Lender, the aggregate amount of the Commitment (which for this purpose includes the Senior Subordinated Loan outstanding thereunder) or, if the Commitment is not then in effect, the outstanding principal balance of the Senior Subordinated Loan of the assigning Senior Subordinated Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Senior Subordinated Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless the Senior Subordinated Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Senior Subordinated Lender's rights and obligations under this Agreement with respect to the Senior Subordinated Loans or the Commitment assigned; and

                  (iii) the parties to each assignment shall execute and deliver to the Senior Subordinated Administrative Agent an Assignment and Assumption, together with the

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      Assignment Fee (from the assigning Senior Subordinated Lender or the
      Eligible Assignee), and the Eligible Assignee, if it shall not be a Senior Subordinated Lender, shall deliver to the Senior Subordinated Administrative Agent an Administrative Questionnaire.

      Subject to acceptance and recording thereof by the Senior Subordinated Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Senior Subordinated Lender under this Agreement, and the assigning Senior Subordinated Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Senior Subordinated Lender's rights and obligations under this Agreement, such Senior Subordinated Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 12.04 and 12.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver the applicable Notes to the assignee Senior Subordinated Lender. Any assignment or transfer by a Senior Subordinated Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Senior Subordinated Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

            (c) Register. The Senior Subordinated Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Senior Subordinated Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Senior Subordinated Lenders, and the Commitment of, and principal amount of the Senior Subordinated Loan owing to, each Senior Subordinated Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Senior Subordinated Administrative Agent and the Senior Subordinated Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Senior Subordinated Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Loan Party Representative at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Senior Subordinated Loan Documents is pending, any Senior Subordinated Lender wishing to consult with other Senior Subordinated Lenders in connection therewith may request and receive from the Senior Subordinated Administrative Agent a copy of the Register.

            (d) Participations. Any Senior Subordinated Lender may at any time, without the consent of, or notice to, the Loan Parties, the Loan Party Representative or the Senior Subordinated Administrative Agent, sell participations to any Person (other than a natural person or Holdings or any of Holdings' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Senior Subordinated Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Senior Subordinated Loan); provided that (i) such Senior Subordinated Lender's obligations under this Agreement shall remain unchanged, (ii) such Senior Subordinated Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Loan Party Representative, the Senior Subordinated Administrative Agent and the other Senior Subordinated Lenders shall continue to deal solely and directly with such Senior Subordinated Lender in connection with such Senior Subordinated Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Senior Subordinated Lender sells such a participation shall provide that such Senior Subordinated Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and the other Senior Subordinated Loan Documents; provided that such agreement or instrument may provide that such Senior Subordinated Lender will not, without the consent of the Participant, agree to any amendment, waiver or

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other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were a Senior Subordinated Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section, provided such Participant agrees to be subject to Section 3.03 as though it were a Senior Subordinated Lender. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Senior Subordinated Lender; provided such Participant agrees to be subject to
Section 2.11 as though it were a Senior Subordinated Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the applicable Senior Subordinated Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Loan Party Representative's (on behalf of the Borrowers) prior written consent. A Participant that would be a Non-Corporate Domestic Senior Subordinated Lender or a Foreign Senior Subordinated Lender if it were a Senior Subordinated Lender shall not be entitled to the benefits of
Section 3.01 unless the Loan Party Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01 as though it were a Senior Subordinated Lender.

            (f) Any Senior Subordinated Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Senior Subordinated Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and including, in the case of any Senior Subordinated Lender that is a Fund, that such Senior Subordinated Lender may pledge or collaterally assign all or any portion of its rights under this Agreement (including under its Note, if any), to any holder of, or trustee for, or any other representative of holders of, obligations owed or securities issued by such Fund, as security for obligations of such Fund or such securities; provided that no such pledge or assignment shall release such Senior Subordinated Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Senior Subordinated Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

            (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Senior Subordinated Lender (a "Granting Senior Subordinated Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Senior Subordinated Lender to the Senior Subordinated Administrative Agent and the Loan Party Representative (an "SPC") the option to provide all or any part of its Senior Subordinated Loan that such Granting Senior Subordinated Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Senior Subordinated Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Senior Subordinated Loan, the Granting Senior Subordinated Lender shall be obligated to make such Senior Subordinated Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Senior Subordinated Administrative Agent as is required under Section 2.12(c). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Loan Parties under this Agreement

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(including their obligations under Sections 3.01 and 3.02), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Senior Subordinated Lender would be liable, and (iii) the Granting
Senior Subordinated Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Senior Subordinated Loan Document, remain the lender of record hereunder. The making of a Senior Subordinated Loan by an SPC hereunder shall utilize the Commitment of the Granting Senior Subordinated Lender to the same extent, and as if, such Senior Subordinated Loan were made by such Granting Senior Subordinated Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior subordinated debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to the Loan Party Representative and the Senior Subordinated Administrative Agent, but without prior consent of the Borrowers, the Loan Party Representative or the Senior Subordinated Administrative Agent and without the payment of any processing and recordation fee, assign all or any portion of its right to receive payment with respect to any Senior to the Granting Senior Subordinated Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Senior Subordinated Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

      SECTION 12.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Senior Subordinated Administrative Agent, the other Senior Subordinated Agents and the Senior Subordinated Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' partners, directors, officers, employees, advisors and representatives solely in connection with the administration of its rights and performance of its obligations hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, instructed to keep such Information confidential and informed that the Loan Parties will be permitted to rely on their agreement to maintain such confidentiality as herein provided), (b) to the extent requested by any regulatory authority purporting to have authority over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Senior Subordinated Loan Document or any action or proceeding relating to this Agreement or any other Senior Subordinated Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Loan Party Representative on behalf of the Borrowers or (h) to the extent such Information
(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties or any of their Subsidiaries or Affiliates. For purposes of this Section, "Information" means all information received from the Loan Parties or any Subsidiary or any of their Affiliates relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Senior Subordinated Administrative Agent or any Senior Subordinated Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any Subsidiary; provided that, in the case of information received from the Loan Parties or any Subsidiary or any of their Affiliates after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.07 shall be considered to have complied

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with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 12.08 RIGHT OF SETOFF. Subject to the Subordination Provisions, if an Event of Default shall have occurred and be continuing, each Senior Subordinated Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Senior Subordinated Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Senior Subordinated Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Senior Subordinated Loan Document to such Senior Subordinated Lender, irrespective of whether or not such Senior Subordinated Lender shall have made any demand under this Agreement or any other Senior Subordinated Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Senior Subordinated Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Senior Subordinated Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Senior Subordinated Lender or its Affiliates may have. Each Senior Subordinated Lender agrees to notify the Loan Party Representative and the Senior Subordinated Administrative Agent promptly after any such setoff and application which it effects or which is effected by its Affiliate; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 12.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Senior Subordinated Loan Document, the interest paid or agreed to be paid under the Senior Subordinated Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Senior Subordinated Administrative Agent or any Senior Subordinated Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Senior Subordinated Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Senior Subordinated Administrative Agent or a Senior Subordinated Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Subordinated Obligations hereunder.

      SECTION 12.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Senior Subordinated Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Senior Subordinated Administrative Agent and when the Senior Subordinated Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 12.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Senior Subordinated Loan Document or other document

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delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Senior Subordinated Administrative Agent and each Senior Subordinated Lender, regardless of any investigation made by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender or on their behalf and notwithstanding that the Senior Subordinated Administrative Agent or any Senior Subordinated Lender may have had notice or knowledge of any Default at the time of the Borrowing, and shall continue in full force and effect as long as any Senior Subordinated Loan or any other Senior Subordinated Obligation hereunder shall remain unpaid or unsatisfied.

      SECTION 12.12 SEVERABILITY. If any provision of this Agreement or the other Senior Subordinated Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Senior Subordinated Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 12.13 REPLACEMENT OF SENIOR SUBORDINATED LENDERS. If (i) any Senior Subordinated Lender requests compensation under Section 3.02, (ii) a Borrower is required to pay any additional amount or indemnification to any Senior Subordinated Lender or any Governmental Authority for the account of any Senior Subordinated Lender pursuant to Section 3.01, (iii) any Senior Subordinated Lender fails or refuses to consent to any amendment, waiver or consent of any provision of the Senior Subordinated Loan Documents which is approved by the Required Lenders, or (iv) any Senior Subordinated Lender is a Defaulting Senior Subordinated Lender, then the Borrowers may, at their sole expense and effort, upon notice from the Loan Party Representative to such Senior Subordinated Lender and the Senior Subordinated Administrative Agent, require such Senior Subordinated Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights and obligations under this Agreement and the related Senior Subordinated Loan Documents to an assignee that shall assume such obligations (which assignee may be another Senior Subordinated Lender, if a Senior Subordinated Lender accepts such assignment), provided that:

            (a) the Borrowers shall have paid to the Senior Subordinated Administrative Agent the assignment fee specified in Section 12.06(b);

            (b) such Senior Subordinated Lender shall have received payment of an amount equal to the outstanding principal of its Senior Subordinated Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Senior Subordinated Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and, except in the case of a sole Senior Subordinated Lender that fails or refuses to give its consent to any amendment or waiver pursuant to clause (iii) above, the Borrowers shall have paid to such Senior Subordinated Lender an amount equal to the Applicable Prepayment Premium on the Outstanding Amount of the Senior Subordinated Loans of such Senior Subordinated Lender;

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d) such assignment does not conflict with applicable Laws.

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      A Senior Subordinated Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Senior Subordinated Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

      SECTION 12.14 GOVERNING LAW; JURISDICTION; ETC.

            (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SENIOR SUBORDINATED AGENT OR ANY SENIOR SUBORDINATED LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      SECTION 12.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 12.16 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      SECTION 12.17 USA PATRIOT ACT NOTICE. Each of the Senior Subordinated Administrative Agent (for itself and not on behalf of any Senior Subordinated Lender) and each Senior Subordinated Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Senior Subordinated Lender or the Senior Subordinated Administrative Agent, as applicable, to identify the Loan Parties in accordance with such Act.

      SECTION 12.18 BORROWERS' REPRESENTATIVE. The Loan Parties at all times shall have designated one of the Loan Parties to act as their agent under this Agreement and the other Senior Subordinated Loan Documents (in such capacity, the "Loan Party Representative") with such powers and discretion as are specifically delegated to the Loan Party Representative by the terms of this Agreement and the other Senior Subordinated Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, (a) to execute and deliver on behalf of each Loan Party all notices required or permitted by the terms of this Agreement and the other Senior Subordinated Loan Documents to be delivered by any Loan Party, including, without limitation, the Loan Notice on behalf of each Applicable Borrower, (b) to receive notices on behalf of each of the Loan Parties, (c) to disburse funds credited to the Borrowers' Account to each Applicable Borrower or other Loan Party, as applicable, and (d) to give consents and approvals and make elections on behalf of the Loan Parties. Any action taken by the Loan Party Representative shall be deemed to bind the Loan Parties and shall be deemed approved by the Loan Parties. The Senior Subordinated Administrative Agent, the other Senior Subordinated Agents and the Senior Subordinated Lenders (i) may rely on any notice delivered by the Loan Party Representative on behalf of any Loan Party and (ii) shall not have any responsibility for any actions as are delegated to the Loan Party Representative hereunder. Any notice given by the Senior Subordinated Administrative Agent or any Senior Subordinated Lender to the Loan Party Representative shall be deemed given to each Loan Party. Each Loan Party hereby appoints and authorizes Holdings to be and act as the initial Loan Party Representative. The Loan Parties may at any time replace the Loan Party Representative with another Loan Party by delivering to the Senior Subordinated Administrative Agent an appointment and authorization document executed by each Loan Party in form and substance satisfactory to the Senior Subordinated Administrative Agent. Upon such delivery and approval the Loan Party named in such document shall become the Loan Party Representative as if such Loan Party were named the Loan Party Representative herein.

                           [Signature pages follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Guarantors:       VALOR TELECOMMUNICATIONS, LLC VALOR

                  TELECOMMUNICATIONS SOUTHWEST, LLC

                  VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC

                      /s/ John A. Butler
                  By:_____________________________________________
                     Name: John A. Butler
                     Title: Treasurer

BORROWERS AND     VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
GUARANTORS:
                  VALOR TELECOMMUNICATIONS INVESTMENTS, LLC

                  VALOR TELECOMMUNICATIONS OF TEXAS, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  VALOR TELECOMMUNICATIONS EQUIPMENT, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  VALOR TELECOMMUNICATIONS CORPORATE GROUP, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  VALOR TELECOMMUNICATIONS LD, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  VALOR TELECOMMUNICATIONS SERVICES, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  SOUTHWEST ENHANCED NETWORK SERVICES, LP
                  By: Valor Telecommunications Enterprises, LLC, its General Partner

                  WESTERN ACCESS SERVICES, LLC

                  WESTERN ACCESS SERVICES OF ARIZONA, LLC

                  WESTERN ACCESS SERVICES OF ARKANSAS, LLC

                  WESTERN ACCESS SERVICES OF COLORADO, LLC

                  WESTERN ACCESS SERVICES OF NEW MEXICO, LLC

                  WESTERN ACCESS SERVICES OF OKLAHOMA, LLC

                  WESTERN ACCESS SERVICES OF TEXAS, L.P.

                  By: Western Access Services, LLC, its General Partner

                      /s/ John A. Butler
                  By:___________________________________________________
                     Name: John A. Butler
                     Title: Treasurer

BORROWERS         VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
AND GUARANTORS:   By: Valor Telecommunications Southwest II, LLC, its Sole
                  Member

                  KERRVILLE COMMUNICATIONS CORPORATION

                  KERRVILLE COMMUNICATIONS MANAGEMENT, LLC
                  By: Kerrville Communications Corporation, its Sole Member

                  KERRVILLE COMMUNICATIONS ENTERPRISES, LLC
                  By: Kerrville Communications Corporation, its Sole Member

                  KERRVILLE TELEPHONE, L.P.
                  By: Kerrville Communications Management, LLC, its General Partner

                  HARPER TELEPHONE, L.P.
                  By: Kerrville Communications Management, LLC, its General Partner

                  ADVANCED TEL-COM SYSTEMS, L.P.
                  By: Kerrville Communications Management, LLC, its General Partner

                  KCC TELCOM, L.P.
                  By: Kerrville Communications Management, LLC, its General Partner

                  KERRVILLE CELLULAR, L.P.
                  By: Kerrville Communications Management, LLC, its General Partner

                  KERRVILLE MOBILE HOLDINGS, INC.

                  KERRVILLE CELLULAR MANAGEMENT, LLC
                  By: Kerrville Cellular, L.P., its Sole Member

                  KERRVILLE CELLULAR HOLDINGS, LLC
                  By: Kerrville Cellular, L.P., its Sole Member

                  KERRVILLE WIRELESS HOLDINGS LIMITED PARTNERSHIP
                  By: Kerrville Cellular Management, LLC, its General Partner
                      By: Kerrville Cellular, L.P., its Sole Member

                  By: /s/ John A. Butler
                      ----------------------------------------------
                      Name:  John A. Butler
                      Title: Treasurer

                                     BANK OF AMERICA, N.A., as
                                     Senior Subordinated Administrative Agent


                                     By: /s/ Maurice E. Washington
                                         --------------------------------------
                                         Name:  Maurice E. Washington
                                         Title: Assistant Vice-President



                                     BANC OF AMERICA SECURITIES LLC, as a Senior
                                     Subordinated Lead Arranger and Senior
                                     Subordinated Book Manager

                                     By: /s/ Steven C. Ayala
                                         --------------------------------------
                                         Name:  Steven C. Ayala
                                         Title: Principal




                                     BANK OF AMERICA, N.A., as
                                     Senior Subordinated Lender

                                     By: /s/ Robert Klawinski
                                         --------------------------------------
                                         Name:  Robert Klawinski
                                         Title: Senior Vice President

                                     JPMORGAN CHASE BANK, as a Senior
                                     Subordinated Syndication Agent

                                     By: /s/ John Kowalczuk
                                        ________________________________________
                                        Name: John Kowalczuk
                                        Title: Vice President

                                     WACHOVIA BANK, N.A., as a Senior
                                     Subordinated Syndication Agent


                                     By: /s/ Frederick W. Price
                                        ________________________________________
                                        Name: Frederick W. Price
                                        Title: Managing Director


                                     WACHOVIA CAPITAL MARKETS LLC, as a Senior
                                     Subordinated Lead Arranger and Senior
                                     Subordinated Book Manager


                                     By: /s/ Frederick W. Price
                                        ________________________________________
                                        Name: Frederick W. Price
                                        Title: Managing Director

                                     CIBC WORLD MARKETS CORP., as a Senior
                                     Subordinated Documentation Agent

                                     By: /s/ Jonathan Rabinowitz
                                        ----------------------------------------
                                        Name:  Jonathan Rabinowitz
                                        Title: Executive Director
                                               CIBC World Markets Corp. As Agent

                                     MERRILL, LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED, as a Senior Subordinated
                                     Documentation Agent

                                     By: /s/ illegible
                                        ----------------------------------------
                                        Name:  illegible
                                        Title: Director